                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------

                  THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 6, 1996, by and between FUND AMERICAN ENTERPRISES HOLDINGS, INC., a Delaware corporation (the "Purchaser"), and FOLKSAMERICA HOLDING COMPANY, INC., a New York corporation (the "Company").

                                 R E C I T A L S

                  WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, (i) 6,920,000 shares (the "Series B Shares") of Series B Voting Preferred Stock, par value $11.47 per share, of the Company ("Series B Preferred Stock"), having an aggregate liquidation preference of $79,372,400 and the other rights, preferences and terms set forth in the form of Certificate of Amendment attached hereto as Exhibit A (the "Certificate of Amendment"), and (ii) Class A Warrants, substantially in the form of Exhibit B hereto (including the Class B Warrants contemplated thereunder, the "Warrants" and, collectively together with the Series B Shares, the "Securities"), entitling the holders thereof to purchase from the Company 6,920,000 shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), all upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, following issuance thereof, (i) the Series B Shares shall be subject to automatic conversion, upon any exercise of Warrants, on a share-for-share basis into shares of the Company's non-voting Series C Preferred Stock, par value $11.47 per share ("Series C Preferred Stock"), having the same liquidation preference per share as that of the Series B Preferred Stock and the other rights, preferences and terms set forth in the Certificate of Amendment, and (ii) the Series B Shares and any outstanding shares of Series C Preferred Stock shall be convertible, at the option of the holder, on a share-for-share basis into shares of the Company's non-voting Series D Preferred Stock, par value $11.47 per share ("Series D Preferred Stock"), having the same liquidation preference per share as that of the Series B Preferred Stock and the other rights, preferences and terms set forth in the Certificate of Amendment; and

                  WHEREAS, the Company will use the net proceeds from its issuance and sale of the Securities hereunder to finance, in part, its acquisition (the "Acquisition") of all of the outstanding capital stock of Christiania General Insurance Corporation of New York, a New York insurance corporation ("Christiania General"), from Christiania Holding Co., Inc., a Delaware corporation ("Christiania Holding"), pursuant to the Acquisition Agreement (as defined below); and

                  WHEREAS, concurrently herewith, the Company and each of the shareholders of the Company are entering into a Shareholders Agreement with the Purchaser (the "Shareholders Agreement"), in order to induce the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. The following terms when used in this
                      -----------
Agreement (including the Schedules and Exhibits hereto) shall have the following respective meanings:

                  "Acquisition" has the meaning set forth in the recitals of this Agreement.

                  "Acquisition Agreement" means the Stock Purchase Agreement (including the schedules, exhibits and other attachments thereto) dated as of December 14, 1995, as amended, by and among Oslo Re, Christiania Holding and the Company, relating to the Acquisition.

                  "Acquisition Documents" means the Acquisition Agreement and all other Contracts and documents entered into or delivered pursuant to or in connection with the Acquisition Agreement or the Acquisition (other than this Agreement or any of the other Transaction Documents), as each of the same may have been or may be amended, modified or supplemented.

                  "Acquisition Application" means the Company's application for approval of the Acquisition, as filed with the New York Insurance Department pursuant to section 1506 of the New York Insurance and Regulation 52 thereunder, as the same may be amended or supplemented, together with any other filings and submissions made in connection with the proceedings relating to such application.

                  "Affiliate" of a Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. For purposes of this definition and the definition of "Subsidiary" below, "control" (or "controlled," as the context may require) shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

                  "Alternative Transaction" and "Alternative Transaction Proposal" have the respective meanings set forth in Section 5.7.

                  "BCL" has the meaning set forth in Section 3.5.

                  "beneficial ownership," "beneficially owns" and "beneficially owned" have the meanings set forth in Section 8.1.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.

                  "Certificate of Amendment" has the meaning set forth in the recitals of this Agreement.

                  "Christiania General" and "Christiania Holding" have the respective meanings set forth in the recitals of this Agreement.

                  "Closing" has the meaning set forth in Section
2.2.

                  "Closing Date" has the meaning set forth in
Section 2.2.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

                  "Common Stock" has the meaning set forth in the recitals of this Agreement.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Company Auditors" has the meaning set forth in
Section 3.9.

                  "Company Group" has the meaning set forth in
Section 3.29.

                  "Consents" has the meaning set forth in Section
3.4.

                  "Contracts" means all written or oral contracts, agreements, undertakings, indentures, notes, debentures, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

                  "Conversion Shares" has the meaning set forth in
Section 3.6.

                  "Environmental Laws" means the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Occupational Safety and Health Act, each as amended, and all other environmental statutes enacted by any Governmental Entity, and any executive order, ordinances, rules or regulations promulgated under any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Estimated Tax Payments" means the sum of (i) the estimated Tax payments made by the Company and its Subsidiaries with respect to their federal income Tax for the taxable period beginning January 1, 1995 and ending December 31, 1995, and the taxable period beginning January 1, 1996 and ending on the Closing Date and (ii) any credits against such Tax that are attributable to the Company and/or its Subsidiaries.

                  "Exchange Shares" has the meaning set forth in
Section 3.6.

                  "Exercise Notice" has the meaning set forth in
Section 8.2.

                  "Existing Shareholders Agreement" means the Investor Stockholders' Agreement dated as of December 2,

1993 by and among the Company and its existing shareholders, as the same may be amended and restated pursuant to the Shareholders Agreement.

                  "FF&H" means Fester, Fothergill & Hartung, Ltd., a New York corporation and a direct wholly owned subsidiary of the Company.

                  "FFH Management" means F.F.H. Management Company, a New Jersey corporation and a direct wholly owned subsidiary of FF&H.

                  "Financial Statements" means (i) the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 1994, 1993 and 1992 and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the periods then ended, including in each case the related notes and auditor's report thereon, and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries at March 31, June 30 and September 30, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the year-to-date periods then ended.

                  "Folksam Note" means the Evidence of Indebtedness dated January 18, 1996 by the Company in favor of Folksam Mutual General Insurance Company, in the aggregate principal amount of $5,500,000.

                  "Folksamerica" means Folksamerica Reinsurance Company, a New York insurance corporation and a direct wholly owned subsidiary of the Company.

                  "Folksamerica National" means Folksamerica National Reinsurance Company, a New York insurance corporation and a direct wholly owned subsidiary of Folksamerica.

                  "Folksamerica National Statutory Statements" means the Annual Statements and the Quarterly Statements of Folksamerica National as filed with the New York Insurance Department for the years ended December 31, 1994, 1993 and 1992 and for the year-to-date periods ended March 31, June 30 and September 30, 1995, in each case including all exhibits, interrogatories, notes and schedules thereto and any actuarial opinion, affirmation or certification filed in connection therewith.

                  "Folksamerica Statutory Statements" means the Annual Statements and the Quarterly Statements of Folksamerica as filed with the New York Insurance Department for the years ended December 31, 1994, 1993 and 1992 and for the year-to-date periods ended March 31, June 30 and September 30, 1995, in each case including all exhibits, interrogatories, notes and schedules thereto and any actuarial opinion, affirmation or certification filed in connection therewith.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Entity" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any insurance or securities regulatory authority and any industry or other non-governmental self-regulatory organizations.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" and "Indemnifying Party" have the respective meanings set forth in Section 9.2.

                  "Insurance Permit" means any Permit to issue, underwrite, assume, place, sell or otherwise transact insurance or reinsurance in New York or any other jurisdiction.

                  "Insurance Subsidiary" and "Insurance
Subsidiaries" have the respective meanings set forth in Section 3.15.

                  "Intellectual Property" has the meaning set forth in Section 3.23.

                  "Interested Third Party Claim" has the meaning set forth in Section 9.2(c).

                  "Interim Financial Statements" and "Interim Statutory Statements" have the respective meanings set forth in Section 5.8.

                  "Investment Guidelines" has the meaning set forth in Section 3.24.

                  "IRS" means the United States Internal Revenue
Service.

                  "Knowledge" means, with respect to any Person, the actual knowledge, after reasonable inquiry, of the executive officers of such Person (who, in the case of the Company, shall be deemed solely for purposes of this definition to be the individuals identified on Schedule 1.1 hereto).

                  "Liability" and "Liabilities" have the meanings set forth in Section 3.10.

                  "Lien or Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction, title defect or other encumbrance.

                  "Losses" has the meaning set forth in Section 9.2.

                  "Material" means material to the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or material Insurance Permits of the Company and its Subsidiaries, taken as a whole.

                  "Material Adverse Effect" means (i) any material adverse effect on, or material adverse change in, the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or material Insurance Permits of the Company and its Subsidiaries, taken as a whole, other than any change experienced generally by the reinsurance markets in which the Insurance Subsidiaries operate (excluding (A) losses under reinsurance or Retrocession Contracts or insurance policies to which any of the Insurance Subsidiaries is a party or by or to which any of their respective Properties may be bound or subject and (B) any realized or unrealized losses in the investment portfolio of the Company or any of its Subsidiaries occurring on or after the date of this Agreement) or (ii) any material adverse effect on, or material adverse change in, the ability of the Company to execute and deliver this Agreement or any other Transaction Document to which the Company is a party or by or to which it is bound, perform its obligations hereunder or thereunder, or consummate the transactions contemplated hereby or thereby.

                  "New Issue Notice," "New Issue Notice Period" and "New Issue Period" have the respective meanings set forth in

Section 8.3.

                  "New Preferred Stock" has the meaning set forth in
Section 3.5.

                  "New Security" has the meaning set forth in
Section 8.3.

                  "New York Insurance Law" means the New York
Insurance Law and the regulations promulgated thereunder.

                  "Non-Exercise" has the meaning set forth in
Section 8.2.

                  "Non-Subscription" has the meaning set forth in
Section 8.3.

                  "Notice Period" has the meaning set forth in
Section 8.2.

                  "Offer Notice" has the meaning set forth in
Section 8.2.

                  "Offered Securities" has the meaning set forth in
Section 8.2.

                  "Old Preferred Stock" has the meaning set forth in
Section 3.5.

                  "Oslo Re" means Oslo Reinsurance Company AS, a corporation organized under the laws of the Kingdom of Norway.

                  "PBGC" means the Pension Benefits Guaranty
Corporation.

                  "Permits" means all licenses, certificates of authority, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings under any federal, state, local or foreign laws or with any Governmental Entities.

                  "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity or other entity or organization.

                  "Plan" means "any employee benefit plan" (as that term is defined in section 3(3) of ERISA), as well as any other formal or informal plan, arrangement or contract involving direct or indirect compensation, in which any current or former officers or employees of the Company or any of its Subsidiaries participate, or to which the Company or any of its Subsidiaries has any liability or under which the Company or any of its Subsidiaries has any present or future obligations or liability on behalf of their respective employees or former employees or their dependents or beneficiaries, including but not limited to, each retirement, pension, profit-sharing, thrift, savings, target benefit, employee stock ownership, cash or deferred, multiple employer, multiemployer or other similar plan or program, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or visual care, psychiatric counselling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

                  "Preferred Stock" has the meaning set forth in
Section 3.5.

                  "Property" means any real, personal or mixed property, whether tangible or intangible.

                  "Prior Bidders" has the meaning set forth in
Section 5.7.

                  "Proposed Issue Price" has the meaning set forth in Section 8.3.

                  "Proposed Sale Price" has the meaning set forth in
Section 8.2.

                  "Pro Rata Portion" has the meaning set forth in
Section 8.3.

                  "Purchase Price" has the meaning set forth in
Section 2.1.

                  "Purchaser" has the meaning set forth in the first paragraph of this Agreement.

                  "Redemption Shares" has the meaning set forth in
Section 3.6.

                  "Registration Rights Agreement" has the meaning set forth in Section 6.10.

                  "Replacement Letter of Credit" has the meaning set forth in the Acquisition Agreement.

                  "Representatives" has the meaning set forth in
Section 5.2.

                  "Retrocession Contracts" has the meaning set forth in Section 3.20.

                  "Right of First Offer" has the meaning set forth in Section 8.2.

                  "SAP" means the statutory accounting practices prescribed or permitted by the New York Insurance Department.

                  "Securities" has the meaning set forth in the recitals of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Series A Preferred Stock" has the meaning set forth in Section 3.5.

                  "Series B Preferred Stock" and "Series B Shares" have the respective meanings set forth in the recitals of this Agreement.

                  "Series C Preferred Stock" has the meaning set forth in the recitals of this Agreement.

                  "Series D Preferred Stock" has the meaning set forth in the recitals of this Agreement.

                  "Shareholders Agreement" has the meaning set forth in the recitals of this Agreement.

                  "Statutory Statements" means the Folksamerica
Statutory Statements and the Folksamerica National Statutory Statements, collectively.

                  "Subscription Notice" and "Subscription Right" have the respective meanings set forth in Section 8.3.

                  "Subsidiary" means, with respect to any Person, any entity controlled (as such term is defined in the definition of "Affiliate" above) by such Person. With respect to the Company, the term "Subsidiary" shall not, at or prior to the Closing, include Christiania General or Surety Reinsurance Company.

                  "Swedbank" and "Swedbank Loan Agreement" have the respective meanings set forth in Section 3.4.

                  "Tax" and "Taxes" mean all income, profits, gains, gross receipts, net worth, premium, value added, ad valorem, sales, use, excise, stamp, transfer, franchise, withholding, payroll, employment, occupation, severance, unemployment insurance, social security and property taxes, and all other taxes of any kind whatsoever, together with any interest, penalties and additions thereto imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, including all amounts imposed as a result of being a member of an affiliated or combined group.

                  "Tax Return" means all returns, reports, elections, estimates, declarations, information statements and other forms and documents (including all schedules, exhibits, and other attachments thereto) relating to, and required to be filed in connection with, any Taxes (including estimated Taxes).

                  "Third Party Claim" has the meaning set forth in
Section 9.2.

                  "Third Party Sale Period" has the meaning set forth in Section 8.2.

                  "Transaction Documents" means, collectively, this Agreement, the Certificate of Amendment, the Registration Rights Agreement, the Shareholders Agreement, the Warrants, and (except for purposes of Section 3.35,
Section 9.1 and Section 9.2) each other Contract entered into or delivered pursuant to or in connection with any of the same or the transactions contemplated hereby. For purposes of this Agreement, the Acquisition Documents shall not be deemed to be Transaction Documents, but the Acquisition shall be deemed a transaction contemplated by this Agreement.

                  "Transaction Securities" has the meaning set forth in Section 4.6.

                  "Voting Securities" has the meaning set forth in
Section 3.6.

                  "WARN" means the Worker Adjustment and Retraining Notification Act of 1988.

                  "Warrant Shares" has the meaning set forth in
Section 3.6.

                  "Warrants" has the meaning set forth in the recitals of this Agreement.

                                   ARTICLE II

                       PURCHASE AND SALE OF THE SECURITIES

                  2.1 Purchase and Sale of the Securities. Upon the terms and
                      -----------------------------------
subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, the Securities, free and clear of all Liens or Encumbrances, for an aggregate cash purchase price of $79,372,400 (the "Purchase Price").

                  2.2  The Closing.  Subject to the satisfaction or
                       -----------
waiver of all of the conditions to closing set forth in Articles VI and VII and any postponement pursuant to Section

5.9, the closing (the "Closing") of the purchase and sale of the Securities hereunder shall take place at the location of the closing of the Acquisition in New York, New York at 10:00 a.m., New York City time, on the later of (a) the fifth Business Day after the satisfaction or waiver of the conditions set forth in Articles VI and VII (other than the consummation of the Acquisition) or (b) the date of consummation of the Acquisition, or at such other time, date or place as may be mutually agreed upon by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

                  2.3 Deliveries at the Closing. At the Closing, (a) the Company
                      -------------------------
shall issue and deliver to the Purchaser certificates, in definitive form, representing the Series B Shares and the Warrants, in each case registered in the name of the Purchaser or in the name of a wholly owned Subsidiary of the Purchaser designated in writing to the Company at least two (2) Business Days prior to the Closing Date, together with all other documents required hereunder to be delivered by the Company to the Purchaser at the Closing, against (b) the payment by the Purchaser to the Company of the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by the Company in a written notice delivered to the Purchaser not later than two (2) Business Days prior to the Closing Date, and the delivery to the Company of all documents required hereunder to be delivered by the Purchaser to the Company at the Closing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company hereby represents and warrants to the Purchaser as follows:

                  3.1 Organization of the Company. The Company is a corporation
                      ---------------------------
duly organized, validly existing and in good standing under the laws of the State of New York, and has full corporate power and authority to own, lease and operate its assets and Properties and to conduct its business as currently being conducted. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the ownership of its Properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate together with all other such failures, have a Material Adverse Effect.

                  3.2 Authorization, Validity and Enforceability. The Company
                      ------------------------------------------
has full corporate power and authority to execute and deliver this Agreement, the Certificate of Amendment and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Securities hereunder and the consummation of the Acquisition. The execution, delivery and performance of this Agreement, the Certificate of Amendment and each other Transaction Document (to which the Company is a party) by the Company and the consummation of the transactions contemplated hereby and thereby by the Company have been duly and validly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company (including any proceedings of shareholders of the Company) are necessary to authorize the execution, delivery and performance of this Agreement, the Certificate of Amendment or any other Transaction Document to which the Company is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Purchaser and the other parties thereto other than the Company) constitutes the legal, valid and binding obligation of the Company, and the Certificate of Amendment and each other Transaction Document to which the Company is a party will, upon due execution and delivery thereof (and assuming the due authorization, execution and delivery thereof by the Purchaser and the other parties thereto other than the Company), constitute the legal, valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.3 No Conflicts. Assuming all Consents described in clauses
                      ------------
(a) through (e) of Section 3.4 are obtained, made or given (as the case may be), the execution and delivery by the Company of this Agreement, the Certificate of Amendment and each other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), give rise to any right of termination or acceleration of any right or obligation of any of the Company or its Subsidiaries under, or result in the creation or imposition of any Lien or Encumbrance upon any assets or Properties of the Company or any of its Subsidiaries by reason of the terms of, (a) the certificate of incorporation, by-laws or other charter or organization documents of the Company or any of its Subsidiaries, (b) any Contract to which the Company or any of its Subsidiaries is a party or by or to which any of them or their assets or Properties may be bound or subject, (c) any applicable order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation or (d) any material Insurance Permit or (e) any other Permit of any of them, other than any conflict, breach, violation, default, termination, acceleration or Lien or Encumbrance which (i) in the case of clauses (b), (c) and (e) only, would not, individually or in the aggregate together with all such other conflicts, breaches, violations, defaults, terminations, accelerations, Liens or Encumbrances have a Material Adverse Effect, (ii) in the case of clause (d) only, is not material to any such material Insurance Permit, and (iii) may result from any facts or circumstances relating solely to the Purchaser.

                  3.4 Consents and Approvals. Except (a) as required under the
                      ----------------------
HSR Act, (b) for the approval of the New York Insurance Department pursuant to section 1506 of the New York Insurance Law and Regulation 52 thereunder, (c) the consent of SwedBank (Sparbanken Sverige AB (publ)), New York Branch ("Swedbank") pursuant to the Loan Agreement dated November 12, 1991 between the Company and Swedbank, as amended (the "Swedbank Loan Agreement"), (d) filings after the Closing Date with insurance regulatory authorities disclosing the consummation of the Purchaser's investment in the Securities hereunder, but not entailing any requirement of consent, approval, order or authorization on the part of any Governmental Entity, (e) as set forth in Schedule 3.4 hereto and (f) where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a Material Adverse Effect, no consent, approval, authorization, license or order of, registration or filing with, or notice to, any federal, state, local, foreign or other Governmental Entity or any other Person (collectively, "Consents") is necessary to be obtained, made or given by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement, the Certificate of Amendment or any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

                  3.5 Capitalization. (a) On the date hereof, the authorized
                      --------------
capital stock of the Company consists solely of (i) 7,016,000 shares of Common Stock, 4,500,000 of which are issued and outstanding, and (ii) 484,000 shares of preferred stock, par value $50.00 per share ("Old Preferred Stock"), all of which shares of Old Preferred Stock have been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock") and all of which shares of Series A Preferred Stock are issued and outstanding. Effective upon the filing of the Certificate of Amendment and upon consummation of the Closing, the authorized capital stock of the Company will consist solely of (i) 20,760,000 shares of Common Stock, 6,920,000 of which will be issued and outstanding (after giving effect to the conversion of the outstanding shares of Series A Preferred Stock as provided herein) and 6,920,000 shares will be reserved solely for issuance and delivery upon exercise of the Warrants and 6,920,000 of which will be reserved solely for issuance and delivery upon redemption of shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and (ii) 20,760,000 shares of Preferred Stock, par value $11.47 per share ("New Preferred Stock" and, collectively together with the Old Preferred Stock, "Preferred Stock"), of which shares of New Preferred Stock (A) 6,920,000 will be designated as Series B Preferred Stock, of which only the Series B Shares will then be issued and outstanding, (B) 6,920,000 will be designated as Series C Preferred Stock, all of which shares of Series C Preferred Stock will be reserved solely for issuance upon conversion of shares of Series B Preferred Stock into shares of Series C Preferred Stock, and (C) 6,920,000 will be designated as Series D Preferred Stock, all of which shares of Series D Preferred Stock will be reserved solely for issuance upon conversion of shares of Series B Preferred Stock or Series C Preferred Stock into shares of Series D Preferred Stock. Upon the conversion of the outstanding shares of Series A Preferred Stock as provided herein, no such shares shall be reissuable, and all such shares shall be cancelled, retired and eliminated from the shares which the Company is authorized to issue. Except as set forth above in this paragraph, no common stock, preferred stock, equity interest or other equity or equity derivative securities of any kind of the Company are (or at the Closing will be) authorized, issued or outstanding.

                  (b) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and, except with respect to claims pursuant to Section 630 of the New York Business Corporation Law (the "BCL"), non-assessable. Each of the Persons identified on Schedule 3.5 owns of record and (to the Knowledge of the Company) beneficially, free and clear of any Lien or Encumbrance of which the Company has Knowledge, the number of shares of each particular class or series of capital stock of the Company as set forth opposite such Person's name on Schedule 3.5.

                  (c) The Company has not issued any securities in violation of any preemptive or similar rights. Except as provided in (i) this Agreement (including the conversion of Series A Preferred Stock as contemplated by Section 5.11), (ii) prior to the filing of the Certificate of Amendment, section 622 of the BCL and (iii) the Shareholders Agreement and the Existing Shareholders Agreement, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) to purchase or otherwise receive, nor any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest, equity security or equity derivative security of the Company.

                  3.6 Title to Securities. (a) The Series B Shares, when issued
                      -------------------
in accordance with this Agreement, will be duly authorized, validly issued, non-assessable and free and clear of any Liens or Encumbrances (except for (i) the restrictions on transferability expressly set forth in the Certificate of Amendment, Article VIII of this Agreement, and applicable Federal and state insurance and securities laws and regulations, (ii) any claims pursuant to section 630 of the BCL and (iii) any Liens or Encumbrances created by any act, omission or agreement of the Purchaser or any of its Affiliates other than the Company and its Subsidiaries). Assuming the filing of the Certificate of Amendment, the issuance, sale and delivery of the Series B Shares as contemplated by this Agreement are not subject to any preemptive right or right of first refusal (including, without limitation, pursuant to section 622 of the BCL or the Existing Shareholders Agreement), other than any right of first refusal granted by the Purchaser to any third party. Upon such issuance, the Purchaser (or its wholly owned Subsidiary designee) will acquire good and marketable title to each of the Series B Shares, free and clear of any Lien or Encumbrance, and will be entitled to all the rights and benefits of a holder of such securities, subject to the exceptions set forth in clauses (i) through
(iii) above in this paragraph. The Series B Shares, taken together as a whole, will on the Closing Date represent not less than 50% of the voting power of all outstanding capital stock or other securities of the Company entitled to vote generally for the election of directors or on any matters on which the holders of Common Stock are entitled to vote, whether under ordinary circumstances, contingently or otherwise (such capital stock or securities of the Company entitled to so vote, as are outstanding from time to time, being referred to herein as "Voting Securities").

                  (b) The Warrants have been duly authorized and, when issued in accordance with this Agreement (or, in the case of the Class B Warrants contemplated thereunder, as provided in the form of the Warrants), will be validly issued and free and clear of any Liens or Encumbrances (except for (i) the restrictions on transferability expressly set forth in Article VIII of this Agreement and in applicable Federal and state insurance and securities laws and regulations, and (ii) any Liens or Encumbrances created by any act, omission or agreement of the Purchaser or any of its Affiliates other than the Company and its Subsidiaries). Assuming the filing of the Certificate of Amendment, the issuance, sale and delivery of the Warrants as contemplated by this Agreement (or, in the case of the Class B Warrants contemplated thereunder, as provided in the form of the Warrants) are not subject to any preemptive right or right of first refusal (including, without limitation, pursuant to section 622 of the BCL or the Existing Shareholders Agreement), other than any right of first refusal granted by the Purchaser to any third party. Upon such issuance, the Purchaser (or its wholly owned Subsidiary designee) will acquire good and marketable title to each of the Warrants, free and clear of any Lien or Encumbrance, and will be entitled to all the rights and benefits of a holder of such securities, subject to the exceptions set forth in clauses (i) and (ii) above in this paragraph.

                  (c) The Company covenants, represents and warrants to the Purchaser that, at all times from and after the Closing, the Company will have authorized and will reserve and keep available (i) solely for issuance and delivery upon conversion of shares of Series B Preferred Stock (including, without limitation, the Series B Shares) into shares of Series C Preferred Stock, at least the number of shares of Series C Preferred Stock issuable upon such conversion of all then outstanding shares of Series B Preferred Stock (the "Conversion Shares"), (ii) solely for issuance and delivery upon conversion of shares of Series B Preferred Stock (including, without limitation, the Series B Shares) or Series C Preferred Stock into shares of Series D Preferred Stock, at least the number of shares of Series D Preferred Stock issuable upon such conversion of all then outstanding shares of Series B Preferred Stock and Series C Preferred Stock (the "Exchange Shares"), and (iii) solely for issuance and delivery upon exercise of the Warrants, at least the number of shares of Common Stock issuable upon exercise of all then outstanding Warrants (the "Warrant Shares"). All of the Conversion Shares and the Exchange Shares and any shares of Common Stock issued in redemption of Series B Preferred Stock or Conversion Shares or Exchange

Shares ("Redemption Shares"), when issued in accordance with the Certificate of Amendment, will be duly authorized, validly issued, fully paid, non-assessable (except as provided in section 630 of the BCL) and free and clear of any Liens or Encumbrances, subject (A) in the case of the Conversion Shares, to the restrictions on transferability expressly set forth in the Certificate of Amendment and (B) in the case of the Exchange Shares, to the restrictions on transferability expressly set forth in Article VIII of this Agreement and (C) in the case of the Conversion Shares and the Exchange Shares, to the restrictions on transferability expressly set forth in applicable Federal and state insurance and securities laws and regulations and any Liens or Encumbrances created by any act, omission or agreement of the Purchaser or any of its Affiliates (other than the Company and its Subsidiaries). All of the Warrant Shares, when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid, non-assessable (except as provided in section 630 of the BCL) and free and clear of any Liens or Encumbrances, except as set forth in clause (C) of the immediately preceding sentence. Assuming the filing of the Certificate of Amendment, the issuance and delivery of the Conversion Shares, the Exchange Shares, the Redemption Shares and the Warrant Shares as contemplated by this Agreement (or, in the case of the Warrant Shares issuable upon exercise of the Class B Warrants contemplated under the Warrants, as provided in the form of the Warrants) are not subject to any preemptive right or right of first refusal (including, without limitation, pursuant to section 622 of the BCL or the Existing Shareholders Agreement), other than any right of first refusal granted by the Purchaser to any third party.

                  3.7 Subsidiaries. (a) The Company has no Subsidiaries other
                      ------------
than Folksamerica, Folksamerica National, FF&H and FFH Management. Each of Folksamerica, Folksamerica National, FF&H and FFH Management is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has full corporate power and authority to own, lease and operate its assets and Properties and to conduct its business as currently being conducted. Folksamerica National and FFH Management are inactive companies, and Folksamerica National has conducted no material business or operations since December 15, 1992, and FFH Management has conducted no material business or operations since the date set forth in Schedule 3.7(a).

                  (b) Each of the Subsidiaries of the Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the ownership of its Properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All such jurisdictions in which any of the Subsidiaries of the Company is qualified as a foreign corporation are listed with respect to each such Subsidiary in Schedule
3.7 hereto. Except for (i) Folksamerica, Folksamerica National, FF&H and FFH Management and (ii) effective upon the Acquisition and at the Closing, Christiania General and Surety Reinsurance Company, the Company does not directly or indirectly own any interest in any other Person (other than non-controlling equity interests included in the investment portfolios of the Company and its Subsidiaries).

                  (c) Schedule 3.7 hereto sets forth the designation, par value and the number of authorized, issued and outstanding shares of each class or series of capital stock of each Subsidiary of the Company. Except as set forth in Schedule 3.7, no common stock, preferred stock, equity interest or other equity or equity derivative securities of any kind, of any Subsidiary of the Company are authorized, issued or outstanding. All of the outstanding capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and, except with respect to claims pursuant to Section 630 of the BCL, non-assessable. All of the outstanding capital stock of Folksamerica and of FF&H is owned of record and beneficially by the Company, all of the outstanding capital stock of Folksamerica National is owned of record and beneficially by Folksamerica, and all of the outstanding capital stock of FFH Management is owned of record and beneficially by FF&H, in each case free and clear of any Lien or Encumbrance.

                  (d) No Subsidiary of the Company has issued any securities in violation of any preemptive or similar rights, and there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) in favor of any Person other than the Company or any of its Subsidiaries to purchase or otherwise receive, nor any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest, equity security or equity derivative security of any Subsidiary of the Company. Except as set forth in the New York Insurance Law or the BCL or (in the case of FFH Management) the New Jersey Business Corporation Act or any applicable fraudulent conveyance law, there are no restrictions upon the declaration or payment of any dividend or distribution on any shares of capital stock of any Subsidiary of the Company.

                  3.8 Corporate Minutes. The Company has heretofore delivered to
                      -----------------
the Purchaser true and complete copies of the certificate or articles of incorporation, including all amendments thereto, and by-laws, as currently in effect, and all other charter or organization documents, of the Company and each of its Subsidiaries. The Company has heretofore made available to the Purchaser true and complete copies of the minute books of the Company and (to the extent available) each of its Subsidiaries. The minutes contained in the minute books of the Subsidiaries of the Company are more particularly described in Schedule
3.8 hereto. The minute books of the Company and its Subsidiaries accurately reflect all material corporate actions taken at meetings, or by written consent in lieu of meetings, of the shareholders, boards of directors and (to the extent minutes exist) all committees of such boards of directors of the Company and its Subsidiaries, respectively, since January 1, 1992. Since such date, all material corporate actions taken by the Company and its Subsidiaries have been duly authorized, and no such corporate actions have been taken in breach or violation of the certificate or articles of incorporation, by-laws or other charter or organization documents of the Company or any such Subsidiary.

                  3.9 Financial Statements. (a) The Company has heretofore
                      --------------------
delivered to the Purchaser true and complete copies of the Financial Statements and the Statutory Statements.

                  (b) The Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods involved (except as expressly stated in the report of the Company Auditors on, and Note 2 to, the 1994 Financial Statements), were prepared in accordance with the books and records of the Company and its Subsidiaries, have been audited by Coopers & Lybrand LLP, certified public accountants (the "Company Auditors"), and present fairly the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of operations of the Company and its Subsidiaries for the respective periods then ended (except that the quarterly Financial Statements have not been audited and do not contain full footnote disclosures in accordance with GAAP and are subject to normal year-end audit adjustments).

                  (c) The balance sheets of Folksamerica and the related statements of income and cash flows included in the Folksamerica Statutory Statements were prepared in conformity with SAP consistently applied throughout the periods involved, were prepared in accordance with the books and records of Folksamerica, have been audited by the Company Auditors, and present fairly the statutory financial position of Folksamerica at the respective dates thereof and the statutory results of operations of Folksamerica for the respective periods then ended (except that the quarterly Folksamerica Statutory Statements have not been audited and are subject to normal year-end audit adjustments). The Folksamerica Statutory Statements complied in all material respects with all applicable laws and were complete and correct in all material respects when filed, and no material deficiency has been asserted in writing or, to the Knowledge of the Company, orally with respect to any of the Folksamerica Statutory Statements by the New York Insurance Department.

                  3.10 Liabilities. (a) Neither the Company nor any of its
                       -----------
Subsidiaries has any direct or indirect debt, obligation, loss, damages, deficiency or other liability of any nature, whether absolute, accrued, contingent or otherwise ("Liability" or "Liabilities," as the context may require), required by GAAP or SAP to be set forth in a financial statement other than (i) Liabilities set forth in the Financial Statements and in the Statutory Statements, (ii) Liabilities incurred by the Company and its Subsidiaries since September 30, 1995 in the ordinary course of business substantially consistent with past practice, (iii) Liabilities incurred by the Company and its Subsidiaries on or before September 30, 1995 which, individually and in the aggregate, would not have a Material Adverse Effect and the existence of which would not render any of the representations and warranties in Section 3.9 untrue, (iv) Liabilities pursuant to the Acquisition Agreement and the transactions contemplated thereby, (v) Liabilities pursuant to this Agreement and the transactions contemplated hereby and (vi) as set forth in clauses (i) through (iii) of subsection (b) immediately below.

                  (b) Other than pursuant to (i) the Swedbank Loan Agreement,
(ii) the Folksam Note and (iii) effective upon the closing of the Acquisition, the Replacement Letter of Credit, no bonds, debentures, notes, debt instruments, evidences of indebtedness for borrowed money, or other debt securities of any kind of the Company or any of its Subsidiaries are (or at the Closing will be) authorized, issued or outstanding. There are no subscriptions, options, warrants, calls, commitments, or other rights of any kind (absolute, contingent or otherwise) to purchase or otherwise receive, nor any securities or instruments of any kind convertible into or exchangeable for, any debt security or debt instrument of the Company or any of its Subsidiaries.

                  3.11  Absence of Changes.  (a)  Since September 30, 1995,
                        ------------------
there has been no Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.11 hereto and for the transactions contemplated hereby (including, without limitation, the Acquisition and the transactions described in the Acquisition Application), since September 30, 1995, (x) the businesses of the Company and its Subsidiaries have been conducted only in the ordinary course substantially consistent with past practice (except that Folksamerica National and FFH Management have been inactive, and have conducted no material business or operations, in such period), and (y) (except for transactions solely between the Company and its Subsidiaries or between Subsidiaries of the Company, in each case not involving any payments or transfers of any funds, assets or Properties by the Company to any of its Insurance Subsidiaries or by any such Subsidiary to any Insurance Subsidiary) neither the Company nor any of its Subsidiaries has:

                           (i) amended its certificate or articles of incorporation, by-laws or other charter or organization document, or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock;

                           (ii) (A) issued or sold, or (B) issued or sold any options, warrants, calls or other rights of any kind to purchase or otherwise receive, or (C) issued or sold any securities or instruments convertible into or exchangeable for, or (D) entered into any contract or commitment to issue or sell: any capital stock or other equity interest or any bonds, debentures, notes, debt instruments, evidences of indebtedness for borrowed money or other securities of any kind, including, without limitation, any stock options or stock appreciation rights;

                           (iii) declared, paid or set aside any sum for any dividends or declared or made any other distributions of any kind (whether in cash, stock, Property, any combination thereof or otherwise) to its shareholders (other than regularly scheduled semi-annual dividends on the Series A Preferred Stock and the other payments thereon provided in Section 5.11, and dividends paid to the Company or a Subsidiary thereof), or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests or any bonds, debentures, notes, debt instruments, evidences of indebtedness for borrowed money or other securities of any kind;

                           (iv) incurred any indebtedness for borrowed money or entered into any commitment to borrow money or guarantee any Liability for borrowed money, or amended or modified in any respect the Swedbank Loan Agreement;

                           (v) except as required by GAAP or SAP (all of which required changes on or prior to the date hereof have heretofore been, and if occurring after the date hereof will be, disclosed in writing to the Purchaser), made any material change in its accounting practices or reserving methodology (including, without limitation, any such change in the methodology of establishment of reserves for unearned premiums, losses (including incurred but not reported losses) and loss adjustment expenses) or made any material change in depreciation or amortization policies or rates adopted by it;

                           (vi) made any change in its business, underwriting, billing, reinsurance, retrocession, investment or claims adjustment policies and practices or in its reserving methodology or any change in any activity which (A) has had the effect of materially accelerating the recording and billing of premiums or accounts receivable or materially delaying the payment of expenses or the establishment of loss and loss adjustment expense and other reserves in connection with the business or any material accounts of the Company or any Subsidiary thereof or (B) has had the effect of materially altering, modifying or changing the historic financial or accounting practices or policies of the Company or any such Subsidiary, including accruals of and reserves for Tax Liabilities;

                           (vii) suffered any damage, destruction, casualty or loss (excluding losses under reinsurance and insurance policies written by the Insurance Subsidiaries in the ordinary course of business), whether or not covered by insurance, affecting any of its Property, which damage, destruction, casualty or loss had or will have, individually or in the aggregate, a Material Adverse Effect;

                           (viii) allowed any purchase, sale, transfer, assignment, lease or abandonment of any interest in any tangible or intangible asset or Property, other than purchases, sales, transfers, assignments, leases and abandonments in the ordinary course of business substantially consistent with past practice which did not and will not, individually or in the aggregate, have a Material Adverse Effect;

                           (ix) entered into any Contract, commitment or transaction for any capital expenditure or capital contribution, in each case which requires or provides for payments in excess of $500,000 with respect to any individual Contract, commitment or transaction or series of related Contracts, commitments and transactions (excluding any purchases or sales of investment portfolio assets in the ordinary course of business);

                           (x) forgiven or permitted any cancellation of any claim, debt or account receivable, other than cancellations in the ordinary course of business substantially consistent with past practice which did not and will not, individually or in the aggregate, have a Material Adverse Effect;

                           (xi) directly or indirectly made any payment, discharge or satisfaction of any Liability in excess of $250,000 before the same became due in accordance with its terms, other than in the ordinary course of business substantially consistent with past practice;

                           (xii) accelerated the collection, or sale to any other Person, of any of its material receivables, or delayed the payment of any of its material payables, other than accelerations or delays in the ordinary course of business substantially consistent with past practice;

                           (xiii) except for unrealized gains or losses with respect to investment assets (not resulting from any write-down, write-off or change in the basis of valuation thereof) and except as required by GAAP or SAP (all of which required revaluations, write-downs and write-offs on or prior to the date hereof have heretofore been, and if occurring after the date hereof will be, disclosed in writing to the Purchaser) or otherwise in the ordinary course of business substantially consistent with past practice, made any revaluation of any assets or Properties, or write-down or write-off of the value of any assets or Properties (including, without limitation, any receivables);

                           (xiv) made any loan or advance to any Person, other than loans or advances made in the ordinary course of business substantially consistent with past practice in any one case in an amount below $25,000 and advance payments under reinsurance agreements made in the ordinary course of business substantially consistent with past practice;

                           (xv)  made any acquisition of all or any
         substantial part of the assets, Properties, securities or business of any other Person;

                           (xvi)  except in the ordinary course of
         business substantially consistent with past practice, hired any new executive officers;

                           (xvii)  considered or adopted a plan of
         complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, redomestication or other reorganization; or

                           (xviii)  entered into any Contract,
         commitment or transaction to do any of the foregoing.

                  3.12 Legal Proceedings. Except for proceedings relating to
                       -----------------
this Agreement and the Acquisition Application before the New York Insurance Department and filings under the HSR Act with respect to this Agreement and the Acquisition Agreement and as set forth in Schedule 3.12 hereto, there is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their directors, officers, assets or Properties, by or before any court, other Governmental Entity or arbitrator (other than those relating to ordinary course insurance and reinsurance claims) which, if adversely determined, individually or in the aggregate, would have a Material Adverse Effect. Except as set forth in Schedule 3.12, there is no outstanding order, writ, judgment, injunction, award or decree of any court, other Governmental Entity or arbitrator against the Company or any of its Subsidiaries, or any of their directors, officers, assets or Properties, which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  3.13 Compliance with Laws. Each of the Company and its
                       --------------------
Subsidiaries is in compliance with (a) the terms of its certificate or articles of incorporation, by-laws or other charter or organization documents, (b) all applicable laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign, (c) all applicable orders, writs, judgments, injunctions, awards and decrees of any court, other Governmental Entity or arbitrator of which the Company has Knowledge, (d) its material Insurance Permits and (e) its other Permits, except (i) in the case of clauses (b), (c) and (e), where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect and (ii) in the case of clause
(d), where the failure to comply would not be material to any such material Insurance Permits. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of any violation by the Company or any such Subsidiary of, or default by the Company or any such Subsidiary under, its certificate or articles of incorporation, by-laws or other charter or organization document, any law, statute, ordinance, rule, regulation or other legal requirement, any order, writ, injunction, award or decree of any court, other Governmental Entity or arbitrator, or any of its Permits, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

                  3.14 Licenses and Permits. Each of the Company and its
                       --------------------
Subsidiaries possesses all Permits necessary for the ownership of its assets and Properties and the conduct of its businesses, except for Permits (other than material Insurance Permits) the failure of which to so possess would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 3.14 hereto sets forth a true and complete list of all such Permits (other than filings) of the Company and its Subsidiaries, including the jurisdictions in which any such Persons possess Permits to conduct insurance or reinsurance businesses. The Company has heretofore made available to the Purchaser true and complete copies of all material Insurance Permits currently in effect and, to the extent available to or in the possession of the Company or any of its Subsidiaries, all other such Permits required to be listed on Schedule 3.14 (other than filings) as currently in effect. All material Insurance Permits and, to the Knowledge of the Company, such other Permits required to be listed on
Schedule 3.14 (other than filings) are valid and in full force and effect. There is no action, proceeding, inquiry or investigation pending or, to the Knowledge of the Company, threatened for or contemplating the suspension, limitation, cancellation, revocation or nonrenewal of any such Permit required to be listed on Schedule 3.14 (other than filings), and the Company has no Knowledge of any existing fact or circumstance which (with or without notice or lapse of time or both) is reasonably likely to result in the suspension, limitation, cancellation, revocation or nonrenewal of any such material Insurance Permit, except as set forth on Schedule 3.4 referred to above. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from any Governmental Entity that the consummation of the transactions contemplated hereby will result in the suspension, limitation, cancellation, revocation or nonrenewal of any such Permit required to be listed on Schedule 3.14 (other than filings). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is engaged in any insurance or reinsurance business in any jurisdiction in which it is not duly authorized or qualified to transact such business.

                  3.15 Regulatory Matters. (a) Each of the Company and its
                       ------------------
Subsidiaries has filed all material reports, statements, registrations, applications, filings or other documents and submissions required to be filed with, or provided to, (i) the New York Insurance Department or (ii) any other Governmental Entity, except solely in the case of clause (ii) where the failure to make any such filing would not, individually or in the aggregate, have a Material Adverse Effect. All such reports, statements, registrations, applications, filings, documents and submissions were in compliance (in all material respects with respect to filings with the New York Insurance Department) with all applicable laws, statutes, ordinances, rules or regulations when filed (except, in the case of filings with Governmental Entities other than the New York Insurance Department, where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect), and no material deficiencies have been asserted in writing or (to the Knowledge of the Company) orally by any Governmental Entity with respect thereto. There is no action, proceeding, dispute, controversy, inquiry or investigation pending or, to the Knowledge of the Company, threatened by any Governmental Entity relating to the Company or any of its Subsidiaries, except (A) any action, proceeding, dispute, controversy, inquiry or investigation by any Governmental Entity that is not an insurance regulatory authority which, if adversely determined, would individually or in the aggregate not have a Material Adverse Effect and (B) proceedings by the New York Insurance Department with respect to this Agreement and the Acquisition Application and filings under the HSR Act with respect to this Agreement and the Acquisition Agreement.

                  (b) No claim or assessment is pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries by any state insurance guaranty association in connection with that association's fund relating to insolvent insurers which has had or will have, individually or in the aggregate, a Material Adverse Effect.

                  (c) The Company has furnished to the Purchaser true and complete copies of all annual and quarterly statements filed with or submitted to the New York Insurance Department or any other insurance regulatory authority and all written reports of examinations (whether financial, market conduct or other) issued by the New York Insurance Department or any other insurance regulatory authorities in respect of any Insurance Subsidiaries covering, in whole or in part, any period on or after January 1, 1992, together with true and complete copies of all written responses submitted by or on behalf of the Company or any of its Affiliates in respect of any such report of examination. In addition, the Company has made available to the Purchaser all existing files of the Company and its Insurance Subsidiaries for the period on or after January 1, 1992 relating to correspondence with insurance regulatory authorities and other Governmental Entities.

                  (d) None of Folksamerica, Folksamerica National or any other insurer Subsidiary of the Company (each an "Insurance Subsidiary" and collectively the "Insurance Subsidiaries") is commercially domiciled in any jurisdiction.

                  3.16 No Participating Policies. No outstanding policies,
                       -------------------------
treaties or Contracts of insurance, reinsurance or retrocession issued, underwritten, reinsured or assumed by any Insurance Subsidiary entitles the holder thereof or any other Person to receive any dividends, distributions or other benefits based on the revenues or earnings of the Company or any of its Subsidiaries.

                  3.17 Producers and Intermediaries. Schedule 3.17 hereto lists
                       ----------------------------
all agents, brokers, producers, intermediaries, managing general agents, underwriting managers and other Persons through whom any of the Insurance Subsidiaries has written or sold any insurance, reinsurance or retrocessional coverage since January 1, 1994, and who were paid at least $250,000 in fees and commissions by the Company or any of its Subsidiaries during the year ended December 31, 1995, including the total amount of fees and commissions paid to such Persons in such year. Each of the Company and its Subsidiaries generally enjoys good relations with its insurance and reinsurance agents, brokers, producers, intermediaries, managing general agents and underwriting managers. To the Knowledge of the Company, all Persons through whom any of the Insurance Subsidiaries has placed or sold any insurance, reinsurance or retrocessional coverage are duly licensed (to the extent such licensing is required) to sell or place insurance, reinsurance or retrocessional coverages in the jurisdictions where they engage in such activities on behalf of or with any such Insurance Subsidiaries, except where the failure to be so licensed would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in
Schedule 3.17, neither the Company nor any of its Subsidiaries is a party to any fronting or similar arrangement to write or sell insurance or reinsurance for any other insurer or reinsurer.

                  3.18  Threats of Cancellation.  Except as set forth in
                        -----------------------
Schedule 3.18 hereto, since January 1, 1995, no policyholder or cedent of the Company, or agent, broker, producer, intermediary, managing general agent, underwriting manager or other Person writing, selling or producing insurance, reinsurance or retrocessional coverage issued or underwritten by the Company, has terminated or given written or, to the Knowledge of the Company, oral notice of termination of its business relationship with the Company or any of its Insurance Subsidiaries, which termination individually or in the aggregate would have a Material Adverse Effect (it being understood that expirations of reinsurance policies in the ordinary course of business shall not constitute such a termination of business relationship). The Company has received no written or, to the Knowledge of the Company, oral notice that any such policyholder, cedent, agent, broker, producer, intermediary or other such Person will terminate such business relationship as a result of the transactions contemplated by this Agreement or any other Transaction Document, which termination individually or in the aggregate would have a Material Adverse Effect.

                  3.19 Insurance Reserves. All reserves for claims, losses
                       ------------------
(including, without limitation, incurred but not reported losses) and loss adjustment expenses (whether allocated or unallocated) as reflected in the Statutory Statements were computed in accordance with commonly accepted actuarial standards consistently applied (it being understood that such reserves include a provision for certain types of latent injuries or toxic tort exposure which cannot be established accurately with traditional reserving techniques and represent the informed estimate of the Company's management based on then currently available information). No such reserves have been knowingly understated by the Company or any of its Insurance Subsidiaries. Each of the Insurance Subsidiaries owns assets that qualify as admitted assets under applicable insurance laws in an amount at least equal to the sum of such reserves plus its minimum statutory capital and surplus as required under applicable insurance laws, rules and regulations. Except as set forth above in this Section 3.19, the Company makes no representation or warranty as to the adequacy of such reserves.

                  3.20 Retrocessions. (a) Schedule 3.20 hereto contains a true
                       -------------
and complete list of all Contracts, treaties or arrangements regarding ceding of reinsurance, coinsurance, excess insurance or retrocession ("Retrocession Contracts"), in force or effect or in respect of which any Person has any current or future Liability whatsoever (including on a run-off basis), pursuant to which any of the Insurance Subsidiaries has ceded or transferred any of its Liabilities under any Contract, treaty or policy of insurance or reinsurance, and which are material, as each such Retrocession Contract may have been amended, modified or supplemented. Each of the foregoing Retrocession Contracts required to be listed on Schedule 3.20 is valid and binding in accordance with its terms, and is in full force and effect (subject, in the case of reinsurance or retrocession coverage "slips", to completion of definitive documentation), it being understood that the coverage under certain such Retrocession Contracts has been exhausted or commuted in the ordinary course of business. None of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in default in any material respect with respect to any such Retrocession Contract required to be listed on Schedule 3.20, nor to the Knowledge of the Company does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. Except as set forth in Schedule 3.20, no such Retrocession Contract required to be listed on
Schedule 3.20 contains any provision providing that any such other party thereto may terminate, cancel or commute the same by reason of the transactions contemplated by this Agreement or any other Transaction Document, or any other provision which would be altered or otherwise become applicable by reason of such transactions, and no party has given any written or (to the Knowledge of the Company) oral notice of termination, cancellation or commutation of any such Retrocession Contract required to be listed on Schedule 3.20 or that it intends to terminate, cancel or commute any such Retrocession Contract required to be listed on Schedule 3.20 as a result of the transactions contemplated hereby or by any Transaction Document.

                  (b) As of the date of the statutory financial statements included in the most recent Statutory Statement or Interim Statutory Statement (as the case may be), each of the Insurance Subsidiaries was entitled under applicable law to take full credit in such financial statements for all amounts recoverable by it pursuant to the Retrocession Contracts listed in Schedule 3.20 for which it took credit in such statutory statements, and all such amounts recoverable have been properly recorded in the books and records of account of the Insurance Subsidiaries and are properly reflected in the statutory financial statements included in the most recent Statutory Statement or Interim Statutory Statement (as the case may be). Except as set forth in Schedule 3.20, the Company has no Knowledge that any such amounts of recoverables which are material are not fully collectible in due course, and has no Knowledge of any disputes as to ceded reinsurance or retrocessional coverage under, or any terms or provisions of, any such Retrocession Contract. To the Knowledge of the Company, the financial condition of any other party to any such Retrocession Contract is not impaired to the extent that a default thereunder may reasonably be anticipated.

                  3.21 Contracts. (a) Schedule 3.21 contains a true and complete
                       ---------
list of all of the following Contracts (excluding (i) reinsurance and insurance policies issued by the Insurance Subsidiaries in the ordinary course of business substantially consistent with past practice, (ii) the Acquisition Documents, as to which Section 3.32 is addressed, and (iii) any Contracts that are not in force or effect in any respect and in respect of which no Person has any current or future Liability whatsoever) to which any of the Company or its Subsidiaries is a party or by or to which any of them or their assets or Properties are or may be bound or subject, as each such Contract may have been amended, modified or supplemented:

                           (i)  Material agency, brokerage, reinsurance
         intermediary or other similar insurance sales or marketing Contracts;

                           (ii) Material underwriting management, third party administration, managing general agency, profit-sharing or other Contracts pursuant to which any underwriting, claims settlement or distribution authority is delegated;

                           (iii)  reinsurance pooling Contracts and
         arrangements, whether voluntary or involuntary;

                           (iv)  partnership or joint venture Contracts;

                           (v) Contracts containing any covenant or provision limiting the freedom or ability of the Company or any of its Subsidiaries to engage in any line of business, engage in business in any geographical area or compete with any other Person;

                           (vi) Contracts relating to the borrowing of money, or the direct or indirect guaranty of any obligation for, or Contract to service the repayment of, borrowed money or any other Liability in respect of indebtedness for borrowed money of any other Person, including, without limitation, any Contract relating to (A) the maintenance of compensating balances, (B) any lines of credit, (C) the advance of any funds to any other Person outside the ordinary course of business, (D) any obligation to keep-well, make-whole or maintain working capital or earnings or perform similar requirements, or (E) the guaranty of any lease or other periodic payments to be made by any such other Person;

                           (vii)  lease, sublease, rental or other
         Contracts under which the Company or any of its Subsidiaries is a lessor or lessee of any real Property;

                           (viii) lease, sublease, rental, licensing, use or similar Contracts with respect to Material personal Property used by the Company or any of its Subsidiaries in the conduct of its business, operations or affairs and providing for annual rental or use payments in excess of $250,000 in the case of any one such lease, sublease, rental, licensing, use or similar Contract;

                           (ix) Material Contracts for the purchase or sale of materials, supplies or equipment (including, without limitation, computer hardware and software), or the provision of services (including, without limitation, data processing services), involving annual payments of more than $250,000 in the case of any one such Contract;

                           (x) Contracts for the purchase, acquisition, sale or disposition of any assets or Properties outside the ordinary course of business involving consideration in excess, in any one case, of $250,000;

                           (xi) Contracts relating to the future disposition or acquisition of any investment or any interest in any Person, and all Contracts for the purchase of any security (other than dispositions, acquisitions or purchases of investment securities in the ordinary course of business);

                           (xii)  Contracts relating to licenses of
         Material trademarks, trade names, service marks or other similar Property rights;

                           (xiii) employment, severance and other Contracts with any current or former officer, director, employee, consultant, agent or other representative providing for compensation or other payments of $250,000 or more per annum;

                           (xiv)  collective bargaining agreements and
         any other Contracts with any labor union or association representing any employee;

                           (xv) Contracts between or among (A) the Company or any of its Subsidiaries, on the one hand, and (B) any of the shareholders of the Company or (to the Knowledge of the Company) their other Affiliates, or any Person which to the Knowledge of the Company is an officer or director of any such shareholder or other such Affiliate, on the other hand; and

                           (xvi) any other Contracts outside the ordinary course of business representing nonterminable future liabilities in excess of $250,000.

                  (b) The Company has heretofore delivered or made available to the Purchaser true and complete copies of all of the Contracts required to be set forth in Schedule 3.21 or in any other Schedule hereto (unless otherwise indicated in Schedule 3.21). Each such Contract required to be set forth in
Schedule 3.21 or Schedule 3.22 is valid and binding in accordance with its terms, and is in full force and effect (except as set forth in Schedule 3.21). Neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any Contract required to be set forth in Schedule 3.21 or Schedule 3.22, nor (to the Knowledge of the Company) does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the Knowledge of the Company, no other party to any Contract required to be set forth in Schedule 3.21 or Schedule 3.22 is in default in any material respect with respect to any such Contract. Except as set forth in Schedule 3.21, no Contract required to be set forth in Schedule 3.21 or
Schedule 3.22 contains any provision providing that any such other party thereto may terminate or cancel the same by reason of the transactions contemplated by this Agreement or any other Transaction Document (except to the extent such other party has a termination right at will or upon notice, but in either event not specifically as a result of a change of control of the Company or any of its Subsidiaries), and no party has given any written or (to the Knowledge of the Company) oral notice of termination or cancellation of any such Contract or that it intends to terminate or cancel any such Contract as a result of the transactions contemplated hereby or thereby.

                  3.22 Property. Schedule 3.22 contains a true and complete list
                       --------
(designating the relevant owners, lessors and lessees) of all real Property owned or leased by the Company or any of its Subsidiaries. In the reasonable good faith judgment of the Company, the Properties owned or leased by the Company and its Subsidiaries are sufficient to conduct the business and operations of such Persons as currently conducted, and the material items of personal Properties are in adequate operating condition and repair, normal wear and tear excepted. Each of the Company and its Subsidiaries has good and marketable title to all of its respective material assets and Properties, in each case free and clear of any Lien or Encumbrance, except (i) for assets and Properties which have been disposed of in the ordinary course of business since September 30, 1995, (ii) as set forth in Schedule 3.22, (iii) liens for Taxes not yet due or payable or which are being contested in good faith and are not material, (iv) inchoate mechanics' and materialmen's liens arising in the ordinary course of business and not yet due or delinquent or which are being contested in good faith, and (v) Liens or Encumbrances which in the aggregate do not materially detract from the value of the assets or Properties subject thereto (as carried on the most recent applicable Financial Statements and financial statements included in the Statutory Statements, as such value has been depreciated since the date of such statements, or, if lower, the fair market value thereof without taking into account such Liens or Encumbrances) or materially interfere with the present use of such assets or Properties.

                  3.23 Intellectual Property. There are no trade names,
                       ---------------------
trademarks, service marks, logos, copyrights, patents, similar rights (including registrations and applications to register or renew the registration of any of the foregoing), trade secrets, computer software and other similar intellectual property rights ("Intellectual Property") material to the Company and its Subsidiaries in connection with the conduct of their businesses taken as a whole as presently conducted (excluding computer software commercially available to the general public or readily replaceable at costs not material to the Company or any such Subsidiary), other than the corporate names of the Company and its Subsidiaries. Each of the Company and its Subsidiaries owns, or has registered or valid rights to use, free and clear of any Lien or Encumbrance, their corporate names. Neither the Company nor any of its Subsidiaries has received any written or (to the Knowledge of the Company) oral notice that, and the Company has no Knowledge that, the Company or any of its Subsidiaries is infringing or otherwise in conflict with the rights of any other Person in respect of Intellectual Property, which infringement or conflict would, individually or in the aggregate, have a Material Adverse Effect.

                  3.24 Investments. Schedule 3.24 contains (a) a true and
                       -----------
complete list of all securities and other investments owned by the Company and each of its Subsidiaries as of December 31, 1995 (other than capital stock of Subsidiaries), including the book value or amortized cost, market value and carrying value thereof on the books and records of account of such Persons as of such date and (b) a written statement of the current investment policies or guidelines of each such Person (the "Investment Guidelines"). Except as set forth in Schedule 3.24, to the Knowledge of the Company, none of such securities and other investments is in default in the payment of principal or interest or dividends. All such securities and other investments comply in all material respects with the Investment Guidelines and all insurance laws and regulations of each of the jurisdictions to which the Company and its Subsidiaries are subject with respect thereto.

                  3.25 Employee Benefit Plans. Except as set forth in Schedule
                       ----------------------
3.25: (i) the written terms of each of the Plans and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in compliance in all material respects with the applicable requirements, if any, of ERISA and the Code, and each of the Plans has been administered in compliance in all material respects with such requirements and in accordance with its terms; (ii) all material contributions which were due and payable on or before the date hereof to the Plans have been made in full and in proper form, and adequate accruals (if required by GAAP as of the date of the Financial Statements) have been provided for in the Financial Statements for all other contributions or amounts as may be required to be paid to the Plans with respect to the periods which include the date hereof or ended prior hereto; (iii) neither the Company nor any of its Subsidiaries has made or agreed to make, nor are any of them required (in order to bring any of the Plans into substantial compliance with the applicable requirements, if any, of ERISA and the Code) to make, any change in benefits which would materially increase the costs of maintaining the Plans in the aggregate; (iv) to the Knowledge of the Company, no "disqualified person" or "party in interest" (as defined in section 4975 of the Code and section 3(14) of ERISA, respectively) with respect to any Plan has engaged in any "prohibited transaction," as such term is defined in section 4975 of the Code or section 406 of ERISA, for which there was not available an exemption or which could subject the Company or any of its Subsidiaries to a material Tax or penalty imposed under section 4975 of the Code or Title I of ERISA; (v) each of the Plans for which the Company or any of its Subsidiaries has claimed a deduction under section 404 of the Code, as if such Plan were qualified under section 401(a) or 403(a) of the Code, has received a favorable determination letter from the IRS as to the tax qualification of such Plan upon an application filed under IRS Revenue Procedure 93-39, and such favorable determination has not been modified, revoked or limited by failure to satisfy any condition thereof and meets the requirements of section 401(a) of the Code;
(vi) to the Knowledge of the Company, there are no actions, suits, disputes, arbitrations or claims (other than routine claims for benefits) or legal, administrative or other proceedings or governmental investigations pending or threatened against any Plan or against the assets of any Plan; (vii) no Plan and no employee benefit plan (as that term is defined in section 3(3) of ERISA) sponsored by a member of a controlled group including the Company or any of its Subsidiaries which is subject to Part III of Subtitle B of Title I of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in section 412(a) of the Code), whether or not waived, as of the end of the last Plan year; (viii) no Plan which is subject to Title IV of ERISA has been terminated and, to the Knowledge of the Company, no proceeding has been initiated to terminate any Plan or to terminate any employee benefit plan (as that term is defined in section 3(3) of ERISA) sponsored by a member of a controlled group including the Company or any of its Subsidiaries, and the Company and each of its Subsidiaries has paid all material premiums (and interest charges and penalties for late payment), if any, due the PBGC as of the date hereof with respect to the Plans and neither the Company nor any of its Subsidiaries has incurred any material liability to the PBGC, to a "Section 4042 trustee" (within the meaning of section 4042 of ERISA), or any material liability under section 4069 of ERISA, except for required premium payments to the PBGC; (ix) no "reportable event" within the meaning of section 4043(b)(1)-
(9) of ERISA has occurred with respect to any Plan subject to ERISA (other than those with respect to which the reporting requirement is waived by rule or regulations promulgated by the PBGC and those which may result from the transactions contemplated by this Agreement or any other Transaction Document);
(x) no Plan currently maintained by the Company or any of its Subsidiaries under which the Company or any such Subsidiary currently has any liabilities or other obligations is, or was, a "multiple employer plan" within the meaning of section 413(c) of the Code or ERISA or the regulations promulgated thereunder, or a "multi-employer plan" as defined in section 3(37) of ERISA; (xi) the present value of all accrued benefits (whether or not vested) under each Plan and each employee benefit plan (as that term is defined in section 3(3) of ERISA) sponsored by a member of a controlled group including the Company or any of its Subsidiaries subject to Title IV of ERISA did not materially exceed, as of the most recent Plan valuation date, and as of the date hereof, and will not exceed, as of the Closing Date, the then current fair market value of the assets of such Plan; (xii) no Plan is a welfare benefit fund within the meaning of section 419(e) of the Code; and (xiii) the transactions contemplated by this Agreement will not increase any benefit or accelerate the vesting or payment of any benefit. For purposes of determining the present value of accrued benefits under the Plans and the existence of any "accumulated funding deficiency" as used in this Section, the actuarial assumptions and methods used under each Plan for the most recent Plan valuation shall be used.

                  3.26 Employee Relations. No strike, lockout, material labor
                       ------------------
arbitration or grievance or other material labor trouble, and no application for certification of a collective bargaining agent, is pending or, to the Knowledge of the Company, threatened against the Company or any of its

Subsidiaries. No employees of the Company or any of its Subsidiaries are covered by any collective bargaining agreement or any other Contract with any labor union or association. There is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to section 630 of the BCL.

                  3.27  Officers, Directors and Key Employees.  The Company has
                        -------------------------------------
previously furnished to the Purchaser a true and complete list setting forth
(a) the name and total compensation (payable by the Company or its Subsidiaries) of each officer and director of the Company and its Subsidiaries and of each other employee thereof whose total compensation (so payable) for the year ended December 31, 1995 equaled or exceeded $250,000, or who will receive compensation for the fiscal year ending December 31, 1996 equal to or in excess of $250,000, (b) all bonuses and other incentive compensation received by such Persons since January 1, 1995, and any accrual for such Persons for such bonuses and incentive compensation, and (c) all Contracts or commitments by the Company or any of its Subsidiaries to increase the compensation or to modify the conditions or terms of employment of any of their respective officers or directors, or employees whose total compensation exceeds $250,000 per annum.

                  3.28 Insurance Coverage. The Company and its Subsidiaries have
                       ------------------
such liability, property and casualty, and workers compensation insurance policies and coverage as are generally carried by similarly situated companies and, to the Knowledge of the Company, such insurance policies and Contracts provide coverage in amounts and upon terms that are, in all material respects, reasonable and adequate for Persons having similar businesses, operations, Properties and locales as those of the Company and its Subsidiaries. The Company has heretofore furnished to the Purchaser a true and complete copy of its directors and officers liability insurance policy. To the Knowledge of the Company, all insurance policies and Contracts referred to in this Section are valid and binding in accordance with their terms, and are in full force and effect.

                  3.29 Tax Matters. (a) The Company is the "common parent" of an
                       -----------
"affiliated group" of corporations (as those terms are used in section 1504(a) of the Code and the Treasury Regulations promulgated under section 1502 of the
Code) that includes the Company and each of its subsidiaries (the "Company Group"). The Company Group was eligible to file and has filed a consolidated federal income Tax Return for each taxable period of the Company and its subsidiaries ending on or before the date hereof for which the statute of limitations for the assessment of a Federal income Tax has not lapsed.

                  (b) All material Tax Returns required to be filed by or on behalf of the Company and each of its subsidiaries for all taxable periods ending on or before the date hereof have been filed, taking into account any available extension of the relevant filing date. All such Returns (i) were prepared in all material respects in the manner required by applicable law, and
(ii) are true, correct, and complete in all material respects. All Taxes shown to be payable on such Returns, and all assessments of Tax made with respect to such Returns, were paid when due. Except as set forth in Schedule 3.29, no action, suit, proceeding, investigation, audit, claim, or assessment is presently pending or, to the Knowledge of the Company, proposed to be asserted or commenced with respect to any Federal Tax Return filed by or on behalf of the Company or a subsidiary for which the Company or a subsidiary may be liable and, to the Knowledge of the Company, no action, suit, proceeding, investigation, audit, claim, or assessment is presently pending or proposed to be asserted or commenced with respect to any other material Tax Return filed by or on behalf of the Company or a subsidiary for which the Company or a subsidiary may be liable.

                  (c) The Company and each of its subsidiaries (i) has timely withheld from its employees, customers, and other payees, and has timely paid, all amounts required to be withheld and paid by the Tax withholding provisions of applicable federal, state, local, and foreign law, rule, or regulation and
(ii) has paid all Estimated Taxes required to be paid on or before the date hereof.

                  (d) Except as set forth in Schedule 3.29, all Taxes of the Company and each of its subsidiaries relating to all taxable periods or portions thereof ending on or before the date of each Financial Statement have been paid or accrued in a reserve or deferred Tax account, which includes deferred Tax assets and liabilities, set forth on each such statement. Such Taxes include those for which the Company or a subsidiary may be liable in its own right, or as the transferee of the assets of, or as successor to, any other Person.

                  (e) Except for the Tax Allocation Agreement dated as of December 31, 1989 by and among the Company, Folksamerica, FFH Management and FF&H, and a Joinder Agreement dated as of January 1, 1991 by and among the foregoing parties and MONY Reinsurance Corp. (true and complete copies of which have previously been furnished to the Purchaser), neither the Company nor any of its subsidiaries is a party to any contract or arrangement pursuant to which it has an obligation, contingent or otherwise, to assume, share, or contribute to the payment of any Tax for which any other Person is jointly or primarily liable.

                  3.30 Environmental Matters. The Company and each of its
                       ---------------------
Subsidiaries is in compliance with all Environmental Laws, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of any material violation by the Company or any of its Subsidiaries of, or material default by any of the same under, any Environmental Law. There is no action, suit, proceeding or investigation (or, to the Knowledge of the Company, any claim) pending or, to the Knowledge of the Company, threatened against any of the Company or its Subsidiaries that alleges any violation of any Environmental Law which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. Notwithstanding the foregoing, the representations and warranties contained in this Section 3.30 do not include or relate to any liabilities under any reinsurance or insurance agreement or policy written by any of the Insurance Subsidiaries in the ordinary course of business.

                  3.31 Exemption from Registration. Assuming the representations
                       ---------------------------
and warranties of the Purchaser set forth in Section 4.6 are true and correct in all material respects, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Assuming the representations and warranties of the Purchaser set forth in Section 4.6 are true and correct in all material respects on the date of issuance thereof, any issuance and delivery of the Conversion Shares, the Exchange Shares or the Redemption Shares, and any issuance and sale of the Warrant Shares, to the Purchaser or a wholly owned Subsidiary of the Purchaser (or to a transferee who has obtained such securities in compliance with federal and state securities laws) will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities, the Conversion Shares, the Exchange Shares, the Redemption Shares or the Warrant Shares, engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (b) any action involving a public offering within the meaning of section 4(2) of the Securities Act, (c) any action which would require the registration of the offering and sale of the Securities (or any issuance or delivery of the Conversion Shares, the Exchange Shares, the Redemption Shares or the Warrant

Shares) under the Securities Act, except pursuant to the Registration Rights Agreement, or (d) any action which would violate any New York State securities or "blue sky" laws. The Company has not made and will not make, directly or indirectly, any offer or sale of capital stock or other equity or debt security if, as a result, the offer and sale of the Securities contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the respective meanings specified in section 2(3) of the Securities Act.

                  3.32 Acquisition Representations. (a) Schedule 3.32 contains a
                       ---------------------------
true and complete list of all of the Acquisition Documents. The Company has heretofore delivered to the Purchaser true and complete copies of all of the Acquisition Documents (including all written notices of the parties pursuant thereto) and the Acquisition Application. Each Acquisition Document is valid and binding in accordance with its terms, and is in full force and effect. Except as set forth in Schedule 3.32, neither the Company nor, to the Knowledge of the Company, any other party to any Acquisition Document is in breach or default in any material respect in respect of any Acquisition Document. Except as set forth in Schedule 3.32, none of the Acquisition Documents contains any provision providing that any party thereto may terminate or cancel the same by reason of the transactions contemplated by this Agreement or any other Transaction Document, or any other provision which would be altered or otherwise become applicable by reason of such transactions, and no party has given notice of termination or cancellation of any Acquisition Document or that it intends to terminate or cancel any Acquisition Document.

                  (b) All of the representations and warranties of the Company contained in the Acquisition Documents were true and correct in all material respects as of the time such representations and warranties were made and are true and correct in all material respects as of the date hereof. To the Knowledge of the Company, except as set forth in Schedule 3.32, (i) all of the representations and warranties of Oslo Re and Christiania Holding contained in the Acquisition Documents which are qualified as to knowledge were true and correct in all material respects without giving effect to such knowledge qualification as of the time such representations and warranties were made and are true and correct in all material respects without giving effect to such knowledge qualification as of the date hereof, and (ii) all of the representations and warranties of Oslo Re and Christiania Holding contained in the Acquisition Documents which are not qualified as to knowledge were true and correct in all material respects as of the time such representations and warranties were made and are true and correct in all material respects as of the date hereof.

                  3.33 Use of Proceeds. The proceeds from the sale of the
                       ---------------
Securities hereunder will be used by the Company to pay a portion of the purchase price for the capital stock of Christiania General pursuant to the Acquisition, and will be used for no other purpose.

                  3.34 No Brokers. No broker, finder or investment banker has
                       ----------
been retained or engaged on behalf of the Company or any of its Subsidiaries or is entitled to any brokerage, finder's or other fee, compensation or commission from any such Person in connection with the transactions contemplated by this Agreement, other than Gill & Roeser Holdings, Inc., J.P. Morgan Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corp. (the fees and expenses of each of which will be paid in full by the Company).

                  3.35 Full Disclosure. To the Knowledge of the Company, the
                       ---------------
Company and its Subsidiaries have complied in good faith with all requests of the Purchaser and its representatives for documents, papers and information relating to the Company and its Subsidiaries in connection with the transactions contemplated hereby, and have not knowingly withheld any document, paper or other information requested by the Purchaser or any of its representatives in connection therewith. No representation or warranty made by the Company in this Agreement (including the Schedules hereto) or any other Transaction Document or in any certificate delivered to the Purchaser pursuant to Section 6.6 hereof contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Except for the representations and warranties of the Company contained in this Agreement (including the Schedules hereto) or any other Transaction Document or in any certificate delivered to the Purchaser pursuant to Section 6.6 hereof, neither the Company nor any Subsidiary of the Company makes any representation or warranty to the Purchaser, express or implied, with respect to the matters contained in this Agreement, in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                  The Purchaser hereby represents and warrants to the Company as follows:

                  4.1 Organization of the Purchaser. The Purchaser is a
                      -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  4.2 Authorization, Validity and Enforceability. The execution,
                      ------------------------------------------
delivery and performance by the Purchaser of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby by the Purchaser have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and no other corporate proceeding on the part of the Purchaser is necessary to authorize the execution, delivery and performance of this Agreement or any other Transaction Document to which the Purchaser is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery thereof by the Company and the other parties thereto other than the Purchaser) constitutes the legal, valid and binding obligation of the Purchaser, and each other Transaction Document to which the Purchaser is a party will, upon due execution and delivery thereof (and assuming the due authorization, execution and delivery thereof by the Company and the other parties thereto other than the Purchaser), constitute the legal, valid and binding obligation of the Purchaser, in each case enforceable against the Purchaser in accordance with its respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.3  No Conflicts.  Assuming all Consents described in
                       ------------
clauses (a) through (d) of Section 4.4 are obtained, made or given (as the case may be), the execution and delivery by the Purchaser of this Agreement and each other Transaction Document to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), (a) the certificate of incorporation, by-laws or other charter or organization documents of the Purchaser, (b) any Contract to which the Purchaser is a party or by or to which it or its assets or Properties may be bound or subject, (c) any applicable order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation or (d) any Permit of the Purchaser, other than any conflict, breach, violation or default which (i) in the case of clauses (b), (c) and (d) only, would not, individually or in the aggregate together with all such other conflicts, breaches, violations or defaults, have a material adverse effect on, or a material adverse change in, the ability of the Purchaser to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunder and thereunder, or consummate the transactions contemplated hereby or thereby and (ii) may result from any facts or circumstances relating solely to the Company.

                  4.4 Consents and Approvals. Except (a) as required under the
                      ----------------------
HSR Act, (b) as required under the insurance regulatory laws of the State of New York, (c) as set forth in Schedule 4.4 hereto, (d) filings after the Closing Date with insurance regulatory authorities disclosing the consummation of the Purchaser's investment in the Securities hereunder, but not entailing any requirement of consent, approval, order or authorization on the part of any Governmental Entity, and (d) where the failure to obtain, make or give such Consent would not, individually or in the aggregate, have a material adverse effect on, or a material adverse change in, the ability of the Purchaser to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunder and thereunder, or consummate the transactions contemplated hereby or thereby, no Consent of any Governmental Entity or other Person is necessary to be obtained, made or given by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement or any other Transaction Document to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

                  4.5  Legal Proceedings.  Except for proceedings
                       -----------------
relating to this Agreement and the Acquisition Agreement before the New York Insurance Department and filings under the HSR Act with respect to this Agreement and the

Acquisition Agreement and as set forth in Schedule 4.5 hereto, there is no action, suit, claim, proceeding or investigation pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by or before any court, other Governmental Entity or arbitrator which, if adversely determined, individually or in the aggregate, would have a material adverse effect on, or material adverse change in, the ability of the Purchaser to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunder or thereunder, or consummate the transactions contemplated hereby or thereby. Except as set forth in Schedule 4.5, there is no outstanding order, writ, judgment, injunction, award or decree of any court, other Governmental Entity or arbitrator against the Purchaser which, individually or in the aggregate, is reasonably likely to have a material adverse effect on, or a material adverse change in, the ability of the Purchaser to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunder or thereunder, or consummate the transactions contemplated hereby or thereby.

                  4.6 Investment Intent. The Purchaser understands that the
                      -----------------
Securities, the Conversion Shares, the Exchange Shares, the Redemption Shares and the Warrant Shares (collectively, the "Transaction Securities") have not been registered under the Securities Act or the securities laws of any state, and may only be sold or disposed of by the Purchaser (i) pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration thereunder and (ii) in compliance with any applicable state securities laws. The Purchaser further understands that the sale or transfer of the Transaction Securities are subject to the other restrictions referred to in the certificate legends applicable thereto provided in Section 5.10 hereof. The Transaction Securities will be acquired by the Purchaser (or its wholly owned Subsidiary designee) pursuant to this Agreement for its own account without a view to a distribution or resale thereof, it being understood that the Purchaser or such designee shall have the right to sell or otherwise dispose of any of the Transaction Securities pursuant to an effective registration statement or an exemption therefrom under the Securities Act and in compliance with any applicable state securities laws. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act, and either alone or with its advisors has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Transaction Securities as provided in this Agreement.

                  4.7  Financing.  The Purchaser has available sufficient funds
                       ---------
to pay the Purchase Price in full at the Closing.

                  4.8 No Brokers. No broker, finder or investment banker has
                      ----------
been retained or engaged on behalf of the Purchaser or is entitled to any brokerage, finder's or other fee, compensation or commission from the Purchaser in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

                  5.1 Conduct of Business. (a) From the date hereof to and
                      -------------------
including the Closing Date, the Company will, and will cause each of its Subsidiaries to, (i) conduct their operations in the ordinary course of business substantially consistent with past practice (except as contemplated hereby and by the Acquisition Agreement), (ii) use all reasonable efforts to preserve intact their business organizations, goodwill and Permits, to keep available the services of their management and to maintain existing relationships with customers, policyholders, reinsureds, managers, agents, brokers, reinsurance intermediaries, distributors, suppliers and others having business dealings with any of them, and (iii) maintain insurance coverages and their books, records and accounts in the ordinary manner substantially consistent with prior practice, except in the case of clauses (ii) and (iii) where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as expressly provided in this Agreement or the Shareholders Agreement, from the date hereof to and including the Closing Date, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (i) amend or modify its certificate or articles of incorporation, by-laws or other charter or organization documents, (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, call, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or series or any other equity interest, or any bonds, debentures, notes, surplus notes, debt instruments, evidences of indebtedness for borrowed money (other than the Replacement Letter of Credit) or other securities of any kind, including, without limitation, any stock options or stock appreciation rights, (iii) split, combine or reclassify any shares of its capital stock, or declare, pay or set aside any sum for any dividend or other distribution (whether in cash, stock or Property, any combination thereof or otherwise) in respect of its capital stock (other than regularly scheduled semi-annual dividend payments on outstanding shares of Series A Preferred Stock and the other payments thereon provided in Section 5.11), or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any Common Stock, Preferred Stock or any of its other securities or any securities of its Subsidiaries, (iv) adopt a plan of complete or partial liquidation, dissolution, rehabilitation, merger, consolidation, restructuring, recapitalization, redomestication or other reorganization, (v) make any material change in any financial reporting, Tax, accounting, actuarial or reserving methods or practices (unless required to do so in accordance with GAAP or SAP, in which event the Company shall notify the Purchaser in reasonable detail as to such required change) or in the Investment Guidelines, (vi) purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than pursuant to the Acquisition or substantially in accordance with the Investment Guidelines and applicable law, (vii) adopt any new severance or other Plan which is Material (viii) amend, modify, terminate (other than by expiration in accordance with the terms thereof) or commute any Retrocession Contracts in a manner which would, individually or in the aggregate, have a Material Adverse Effect, (ix) amend or modify any Acquisition Document or the terms or conditions of the Acquisition, except any such amendment or modification which will not (A) increase the purchase price or cost of the Acquisition to the Company and its Subsidiaries or (B) have a Material Adverse Effect or an adverse effect on the ability of the Purchaser to execute and deliver this Agreement or any other Transaction Document to which it is a party, perform its obligations hereunde or thereunder, or consummate the transactions contemplated hereby or thereby or (C) otherwise adversely affect the interests of the Company, its Subsidiaries or the Purchaser, (x) without the prior written consent of the Purchaser wilfully take any of the other actions described in Section 3.11 (excluding, for purposes of this clause (x), those described in clauses (vii), (x), (xi), (xii), (xiv) and (xvi) of Section 3.11(b)) or wilfully take any action, or wilfully omit to do any act, that would result in any of the representations and warranties set forth in Article III of this Agreement not being true in all material respects (or, in the case of any such representations or warranties which are qualified as to materiality, true in all respects) or (xi) wilfully take any action, or wilfully omit to do any act, that would result in any of the conditions set forth in Articles VI and VII not being satisfied, without consulting with the Purchaser a reasonable time in advance (it being understood that the Company shall not be required to obtain the consent of the

Purchaser prior to taking or omitting to take any act contemplated by this clause (xi), nor shall the foregoing limit the Company's discretion to take, or omit to take, any such action); provided that, for purposes of clauses (x) and
(xi) above, each of the Company and its Subsidiaries shall be deemed at all times at or prior to the Closing to have full knowledge of all provisions of this Agreement.

                  5.2 Access to Information; Consultation; Confidentiality. (a)
                      ----------------------------------------------------
From the date hereof until the Closing, the Company will, and will cause each of its Subsidiaries to, (i) allow the Purchaser and its officers, employees, counsel, accountants, consultants and other authorized representatives ("Representatives") to have reasonable access during normal business hours to the books, records, Contracts, facilities, management and personnel of the Company and its Subsidiaries, (ii) furnish as promptly as practicable to the Purchaser and its Representatives all information and documents concerning the Company and its Subsidiaries, and all information and documents concerning Christiania General and its Subsidiaries that are in the possession of the Company, as the Purchaser or its Representatives may reasonably request, and
(iii) cause the respective officers, employees and Representatives of the Company and its Subsidiaries to reasonably cooperate in good faith with the Purchaser and its Representatives in connection with all such access. In addition, to the extent that the President of the Company or any of its Subsidiaries consults with the board of directors or shareholders thereof concerning any Material transaction, arrangement or action, the Company will, and will cause each of its Subsidiaries to, use reasonable efforts to consult with the Purchaser a reasonable period of time prior to entering into such Material transaction or arrangement or taking such Material action, in a manner which will allow the Purchaser a reasonable opportunity to evaluate and present its views to the Company regarding such Material transaction, arrangement or action, it being understood and agreed that the Company in its good faith judgment will determine what "reasonable period of time" and "reasonable opportunity" time periods are appropriate in light of the business circumstances surrounding such transaction, arrangement or action, and that the foregoing shall not limit the Company's discretion with respect to any such matter.

                  (b) From the date hereof until the Closing, the Company will encourage Christiania Holding and Christiania General to furnish to the Purchaser and its Representatives all information and documents concerning Christiania General and its Subsidiaries as the Purchaser or its Representatives may reasonably request, and use all reasonable efforts to facilitate the foregoing access.

                  (c) All information and documents provided under this Section
5.2 shall be kept confidential by the Purchaser and its Representatives, unless any such information or documents (i) is or becomes generally available to the public (other than as a result of a disclosure by the Purchaser or any of its Representatives), (ii) was already known by or available on a non-confidential basis to the Purchaser or its Representatives prior to being furnished by or on behalf of the Company and its Subsidiaries hereunder, or (iii) is or becomes available to the Purchaser or its Representatives from a third party not bound by any contractual obligation to the Company and its Subsidiaries to keep such information confidential. In the event of the termination of this Agreement in accordance with the terms hereof, the Purchaser will, upon the request of the Company, promptly deliver to the Company all written information and documents provided above under this Section, and any copies thereof, in the possession of the Purchaser or any of its personnel.

                  (d) Notwithstanding the foregoing, no investigation or review by the Purchaser or any of its Representatives shall affect or be deemed to modify any of the representations, warranties, covenants or agreements of the Company under this Agreement or otherwise; it being understood that, notwithstanding any right of the Purchaser fully to investigate the affairs of the Company and its Subsidiaries, and notwithstanding any knowledge of facts determined or determinable by the Purchaser pursuant to any such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement (subject solely to the provisions of Section 5.9).

                  5.3 Cooperation and Reasonable Efforts. Subject to the terms
                      ----------------------------------
and conditions hereof, (a) each of the parties hereto shall reasonably cooperate with the other, and the Company will cause each of its Subsidiaries to reasonably cooperate with the Purchaser, in connection with consummating the transactions contemplated by this Agreement and the other Transaction Documents, and (b) each of the parties hereto agrees to, and the Company will cause each of its Subsidiaries to, use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement or any other Transaction Document. For purposes of this Section 5.3, the covenant of the parties to use their "reasonable efforts" shall not require any party to (i) incur any unreasonable expenses, (ii) agree to materially limit or adversely affect in any material respect the conduct of its business or (iii) divest itself of any material assets or Properties, in each case except as otherwise contemplated hereunder.

                  5.4 Consents and Approvals. As soon as practicable after the
                      ----------------------
execution of this Agreement, subject to the last sentence of Section 5.3, each of the parties hereto shall, and the Company shall cause each of its Subsidiaries to, use all reasonable efforts to obtain any necessary Consents of, and make any filing with or give any notice to, any Governmental Entities and other Persons (including, without limitation, (i) the New York Insurance Department, (ii) pursuant to the HSR Act, the Federal Trade Commission and the United States Department of Justice and (iii) the consent of Swedbank pursuant to the Swedbank Loan Agreement) as are required to be obtained, made or given by such party to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The parties hereto shall cooperate with one another in exchanging such information and reasonable assistance as may be required by any such Governmental Entity or as any other party may reasonably request in connection with the foregoing.

                  5.5 Notification of Certain Matters. Promptly after becoming
                      -------------------------------
aware thereof, each of the parties hereto shall give notice to the other of (a) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would cause, or have a reasonable prospect of causing, any representation or warranty of the Company or the Purchaser, respectively, contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty which is qualified as to materiality, untrue or inaccurate in any respect) at or prior to the Closing and (b) any material failure of the Company or the Purchaser, respectively, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that, subject only to the provisions of Section 5.9 hereof, the delivery of any notice pursuant to this Section 5.5 shall not cure such failure or limit or otherwise affect the remedies available hereunder to the parties receiving such notice. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, each of the parties hereto shall promptly notify the other of any action, suit, claim, litigation, proceeding or investigation of the type required to be described in Schedule 3.12 or Schedule
4.5 hereof that, to its Knowledge, is commenced or threatened, and of any request for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby or by the Acquisition Documents. The Company shall, as promptly as practicable, furnish to the Purchaser any and all further filings and submissions made in connection with the Acquisition

Application and any and all written notices pursuant to the Acquisition
Documents.

                  5.6 Public Announcements. Each party hereto shall notify the
                      --------------------
other prior to issuing any press release or making any public statement pertaining to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without obtaining the reasonable approval of the other parties prior thereto, except that each party will in any event have the right to issue any such release or statement upon advice of its counsel that such issuance is required in order to comply with any applicable law or any listing agreement with, or rules of, a national securities exchange to which such party is a party or subject.

                  5.7 No Solicitation. Until the earlier of the consummation of
                      ---------------
the transactions contemplated hereby or the termination of this Agreement in accordance with the terms hereof, the Company, its Subsidiaries and their respective officers, employees, Representatives and agents shall immediately cease any existing discussions, communications or negotiations, if any, with any Persons ("Prior Bidders"), other than the Purchaser and its Representatives, conducted heretofore with respect to any direct or indirect acquisition or offering of all or any material portion of the assets or Properties of, or any capital stock (including, without limitation, Common Stock or Preferred Stock) or other equity interest in, the Company or any of its Subsidiaries or any business combination with the Company or any of its Subsidiaries (whether by merger, consolidation, bulk or assumption reinsurance, or otherwise) or any other transaction inconsistent with consummation of, or similar in whole or in part to, the transactions contemplated herein (any of the foregoing, excluding the Acquisition, an "Alternative Transaction"), and will not, directly or indirectly, solicit, encourage, participate in or initiate discussions or negotiations with, or provide any information or documents to, or otherwise cooperate in any way with, any Person (other than the Purchaser and its Representatives) concerning any Alternative Transaction. The Company shall notify the Purchaser orally and in writing if any proposal relating to an Alternative Transaction (an "Alternative Transaction Proposal") is received by the Company, its Subsidiaries or (to the Knowledge of the Company) their Affiliates or Representatives, or if any inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of the foregoing Persons in connection with an Alternative Transaction or Alternative Transaction Proposal, immediately after receipt of such Alternative Transaction Proposal, inquiry, request or other communication. Such written notification shall include the identity of the Person making such Alternative Transaction Proposal, inquiry, request or other communication and such other information with respect thereto as is reasonably necessary to apprise the Purchaser of the precise nature of such inquiry, request or other communication, or the material terms of such Alternative Transaction Proposal, and all other material information relating thereto. The Company shall use all reasonable efforts to cause all confidential or proprietary materials relating to the Company and its Subsidiaries previously furnished to Prior Bidders or other Persons in connection with an Alternative Transaction to be promptly returned to the Company.

                  5.8 Interim Financial Statements and Investment Reports. (a)
                      ---------------------------------------------------
From the date hereof until the Closing Date, as soon as practicable (and in any event within five (5) Business Days) after they become available, the Company shall deliver to the Purchaser true and complete copies of:

                  (i) (A) the consolidated balance sheet of the Company and its Subsidiaries as at the end of each quarterly or annual period ending after September 30, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such interim year-to-date or annual period and the portion of the fiscal year through the end of such interim period, and (B) to the extent prepared, all monthly financial statements of the Company and/or any of its Subsidiaries (collectively, the "Interim Financial Statements"); and

                  (ii) (A) the statutory quarterly or annual statement of each of the Insurance Subsidiaries as filed with the New York Insurance Department or any other applicable insurance regulatory authority for each year-to-date or annual period ending after September 30, 1995, including in each case all exhibits, interrogatories, notes and schedules thereto and any actuarial opinion, affirmation or certification filed in connection therewith and (B) to the extent prepared, all monthly statutory-basis financial statements of such Insurance Subsidiaries (collectively, the "Interim Statutory Statements").

In addition, during such period, if and when available, the Company shall deliver to the Purchaser true and complete copies of any budgets, business plans and financial projections, or modifications thereof, relating to the Company or any of its Subsidiaries.

                  (b) The Interim Financial Statements will each be prepared in accordance with GAAP consistently applied throughout the periods involved (and on a basis consistent with the Financial Statements) and in accordance with the books and records of the Company and its Subsidiaries, and will present fairly the financial position of the Company and its Subsidiaries as at the respective dates thereof and the results of operations of the Company and its Subsidiaries for the respective periods then ended, except that quarterly and monthly Interim Financial Statements will not be required to contain full footnote disclosures in accordance with GAAP and may be subject to normal year-end audit adjustments. The financial statements included in the Interim Statutory Statements will each be prepared in conformity with SAP consistently applied throughout the periods involved (and on a basis consistent with the financial statements included in the relevant Statutory Statements) and in accordance with the books and records of the Insurance Subsidiary to which they relate, and will present fairly the statutory financial position of such Insurance Subsidiary as at the respective dates thereof and the statutory results of operations of such Insurance Subsidiary for the respective periods then ended, except that quarterly and monthly financial statements included in the Interim Statutory Statements may be subject to normal year-end audit adjustments. The Interim Statutory Statements will comply in all material respects with all applicable laws and will be complete and correct in all material respects when filed.

                  (c) From the date hereof until the Closing Date, as soon as practicable (and in any event within five (5) Business Days) after it becomes available, the Company shall deliver to the Purchaser a true and complete list of all purchases, acquisitions, sales and dispositions during the previous month of investments owned by the Company or any of its Subsidiaries, and all investments and reinvestments of income and proceeds in respect thereof.

                  5.9 Supplements to Schedules. (a) Notwithstanding anything
                      ------------------------
herein to the contrary, each of the parties hereto may, at any time, and from time to time, from the date hereof until the Closing Date, supplement or amend the Schedules hereto with respect to any matter or event arising after the date hereof which, if existing or occurring at or prior to the execution and delivery hereof, would have been required to be set forth or described in such Schedules or as an exception from any statement made in any representation or warranty herein; provided, however, that in the event that any such supplement or amendment is made after the close of business on the third Business Day immediately preceding the Closing Date, the Closing and the Closing Date shall be postponed for two Business Days if desired by the party receiving such supplement or amendment. No supplement or amendment to such Schedules shall have any effect for the purpose of determining the satisfaction or fulfillment of the conditions set forth in Articles VI or VII hereof; provided, however, that, if any matter or event (which was not in existence or did not occur at or prior to the execution and delivery hereof) arising after the date hereof is disclosed by either party hereto accurately in all material respects in a supplemented or amended Schedule pursuant to this Section, it shall not form the basis for a claim for breach of any representation or warranty or give the other party any rights, remedies or other recourse with respect thereto (whether or not the transactions contemplated hereby are consummated). Each of the representations and warranties made herein shall be deemed to be repeated at the Closing pursuant to Section 5.1 and Section 6.1, subject to such supplements or amendments to the Schedules as shall have been made in accordance with this Section.

                  (b) Any party to whom a disclosure is made prior to the Closing of an event or matter arising at or prior to the execution and delivery hereof which was required to have been disclosed herein or in a Schedule hereto shall not, by proceeding with the Closing, be deemed to waive the breach hereof resulting from such failure to disclose (except that if any such event or matter is disclosed by either party hereto accurately in all material respects, then it shall not form the basis for a claim for diminution in value of the Securities (or, in the event the Closing is not consummated, a claim for the lost anticipated return on an investment in the Securities) due to a breach of any representation or warranty, unless the failure to disclose such event or matter at or prior to execution and delivery hereof involved fraud).

                  (c) The provisions of this Section shall supersede any contrary or inconsistent provision in this Agreement or in any other Transaction Document.

                  5.10 Securities Legends. (a) Each certificate evidencing
                       ------------------
ownership of shares of Series B Preferred Stock shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form, so long as applicable:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES OF SERIES C PREFERRED STOCK OF THE CORPORATION ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION DATED ________________, 1996. ANY SHARES OF SERIES D PREFERRED STOCK OF THE CORPORATION ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED

                  OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SALE OR TRANSFER OF THE SHARES OF SERIES D PREFERRED STOCK ISSUABLE UPON CONVERSION HEREOF IS FURTHER SUBJECT TO RESTRICTIONS CONTAINED IN A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 6, 1996 BY AND BETWEEN THE COMPANY AND FUND AMERICAN ENTERPRISES HOLDINGS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY."

                  (b) Each certificate evidencing ownership of shares of Series C Preferred Stock shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form, so long as applicable:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT IN ACCORDANCE WITH THE CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION DATED __________, 1996. ANY SHARES OF SERIES D PREFERRED STOCK OF THE CORPORATION ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SALE OR TRANSFER OF THE SHARES ISSUABLE UPON CONVERSION HEREOF IS FURTHER SUBJECT TO RESTRICTIONS CONTAINED IN A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 6, 1996 BY AND BETWEEN THE COMPANY AND FUND AMERICAN ENTERPRISES HOLDINGS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY."

                  (c) Each certificate evidencing ownership of shares of Series D Preferred Stock shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form, so long as applicable:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO RESTRICTIONS CONTAINED
                  IN A SECURITIES PURCHASE AGREEMENT DATED

                  AS OF MARCH 6, 1996 BY AND BETWEEN THE COMPANY AND FUND AMERICAN ENTERPRISES HOLDINGS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY."

                  (d) Each certificate evidencing ownership of the Warrants shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the form set forth in the form of Warrants attached hereto as Exhibit B, so long as applicable. Each certificate evidencing ownership of Warrant Shares shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form, so long as applicable:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS."

                  (e) Notwithstanding the foregoing, upon receipt by the Company of evidence reasonably satisfactory to it of the termination of the requirement that all or any part of any of the foregoing legends be placed upon a certificate and upon the written request of the holders of the securities represented thereby, the Company shall issue certificates for such securities that do not bear such legend.

                  5.11 Conversion of Series A Preferred Stock. Prior to the
                       --------------------------------------
Closing, the Company shall (a) take all reasonable steps to facilitate the conversion by each holder of shares of Series A Preferred Stock of such holder's shares of Series A Preferred Stock into Common Stock in accordance with the Restated Certificate of Incorporation of the Company, as currently in effect (it being understood that the Company


                                                        e period between the
date of conversion and December 31, 1998 had such shares not been so converted, plus accrued and unpaid dividends thereon to and including the date of conversion.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

                  The obligation of the Purchaser to purchase the Securities at the Closing shall be subject to the satisfaction of the following conditions at or prior to the Closing:

                  6.1 Representations, Warranties and Covenants. The
                      -----------------------------------------
representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representations and warranties which are made as of and relate solely to a specified earlier date (other than the date hereof) shall be so true and correct as of such earlier date. The Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by the Company hereunder on or prior to the Closing Date.

                  6.2 Consents. All Consents required in connection with the
                      --------
purchase and sale of the Securities and the consummation of the Closing (other than non-material Consents from third parties which are not Governmental Entities) shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Purchaser, the Company or any of its Subsidiaries of any material condition, restriction or required undertaking not expressly set forth in applicable statutes and regulations or any limitation (not expressly set forth in the BCL or the New York Insurance
Law) on the ability of the Company to pay dividends on any of the Transaction Securities (other than Common Stock) or the ability of any of the Insurance Subsidiaries to pay dividends to the Company or any other stockholders of such Insurance Subsidiaries. Without limiting the generality of the foregoing, the Purchaser shall have obtained the approvals of the New York Insurance Department for the consummation of the transactions contemplated hereby (including the purchase of the Securities) under all applicable laws and regulations, and such approvals shall be valid and in full force and effect, and no such approval shall impose upon the Purchaser, the Company or any of its Subsidiaries any conditions or restrictions which adversely impair the ability of any of them to conduct their business in substantially the same manner as such business is now being conducted or any limitation (not expressly set forth in the

BCL or the New York Insurance Law) on the ability of the Company to pay dividends on any of the Transaction Securities (other than Common Stock) or the ability of any of the Insurance Subsidiaries to pay dividends to the Company or any other stockholders of such Insurance Subsidiaries.

                  6.3 No Injunction or Illegality. No injunction, order, decree
                      ---------------------------
or judgment shall have been issued by any court or other Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the purchase and sale of the Securities.

                  6.4 HSR Act. The required waiting period applicable to the
                      -------
purchase and sale of the Securities under the HSR Act shall have expired or been earlier terminated.

                  6.5 Opinion of Counsel to the Company. The Purchaser shall
                      ---------------------------------
have received the opinion of Morgan, Lewis & Bockius LLP, special counsel to the Company, as to the matters set forth in Exhibit D.

                  6.6 Certificates. The Company shall have delivered to the
                      ------------
Purchaser (a) copies of the resolutions adopted by its Board of Directors and shareholders, certified as of the Closing Date by the corporate secretary or assistant secretary of the Company, authorizing and approving this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities), and
(b) a certificate dated the Closing Date, signed by an executive officer of the Company, certifying as to the fulfillment of the conditions set forth in Sections 6.1, 6.8, 6.11, 6.12 and 6.13. In addition, the Company shall have furnished the Purchaser with such other certificates and closing documents as the Purchaser may reasonably request that are of the types contemplated by section 8.02(h), (i) and (k) of the Acquisition Agreement.

                  6.7 Certificate of Amendment. The Certificate of Amendment
                      ------------------------
shall have been filed by the Department of State of the State of New York, and shall have become effective.

                  6.8 Election of Directors. At least two persons designated by
                      ---------------------
the Purchaser shall have been duly elected or appointed as members of the Board of Directors of the Company, and at least one such person as selected by the Purchaser shall have been duly appointed as a member of each committee of such Board, in each case effective at or prior to the Closing, all in the manner provided in the Shareholders Agreement.

                  6.9 Shareholders Agreement. The Shareholders Agreement shall
                      ----------------------
be in full force and effect in accordance with its terms. Each party to the Shareholders Agreement other than the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with by such party thereunder, and no such party shall be in default thereunder. In addition, the representations and warranties of each such party contained in the Shareholders Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each such party shall have delivered to the Purchaser a certificate dated the Closing Date, signed by an executive officer thereof, certifying as to the fulfillment of the conditions set forth in this Section.

                  6.10 Registration Rights Agreement. The Company and each of
                       -----------------------------
its shareholders shall have duly executed and delivered a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

                  6.11 Conversion of Series A Preferred Stock. All issued and
                       --------------------------------------
outstanding shares of Series A Preferred Stock shall have been converted into Common Stock in accordance with the Restated Certificate of Incorporation of the Company, as currently in effect, and the Company shall have paid each holder of converted shares the consideration set forth in Section 5.11.

                  6.12 Acquisition. All conditions precedent to the consummation
                       -----------
of the Acquisition shall have been satisfied or waived, in each case to the reasonable satisfaction of the Purchaser. Concurrently with the Closing, the Acquisition shall have been consummated substantially in accordance with the terms of the Acquisition Agreement and all applicable laws and regulatory requirements.

                  6.13 Ratings. None of the ratings assigned by A.M. Best & Co.
                       -------
to any Insurance Subsidiary, as in effect on the date of this Agreement, shall have been lowered on or prior to the Closing Date, and no such ratings shall have been placed on credit watch with negative implications without being reversed on or prior to the Closing Date. None of the parties hereto or their Affiliates shall have received any public

                                                                  VII judgment
shall have been issued by any court or other Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits the consummation of the purchase and sale of the Securities.

                  6.14  HSR Act.  The required waiting period applicable to the
                        -------
purchase and sale of the Securities under the HSR Act shall have expired or been earlier terminated.

                  6.15  Opinion of Counsel to the Purchaser.  The Company shall
                        -----------------------------------
have received the opinion of Dewey Ballantine, special counsel to the Purchaser, dated the Closing Date, as to the matters set forth in Exhibit E.

                  6.16  Certificates.  The Purchaser shall have delivered to
                        ------------
the Company a copy of the resolutions adopted by its Board of Directors (and shareholders if required for the consummation of the transactions contemplated by this Agreement), certified as of the Closing Date by the corporate secretary or assistant secretary of the Purchaser, authorizing and approving this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby (including, without limitation, the purchase of the Securities), and a certificate dated the Closing Date, signed by an executive officer thereof, certifying as to the fulfillment of the conditions set forth in Section 7.1. In addition, the Purchaser shall have furnished the Company with such other certificates and closing documents as the Company may reasonably request that are of the types contemplated by section 8.02(h), (i) and (k) of the Acquisition Agreement.

                  6.17  Certificate of Amendment.  The Certificate of Amendment
                        ------------------------
shall have been filed by the Department of State of the State of New York, and shall have become effective.

                  6.18  Shareholders Agreement.  The Shareholders Agreement
                        ----------------------
shall be in full force and effect in accordance with it terms. The Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with by the Purchaser under the Shareholders Agreement, and shall not be in default thereunder. In addition, the representations and warranties of the Purchaser contained in the Shareholders Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Purchaser shall have delivered to the shareholders of the Company party thereto a certificate dated the Closing Date, signed by an executive officer of th Purchaser, certifying as to the fulfillment of the conditions set forth in this Section (which certificate shall be deemed not delivered to the Company for purposes of the Transaction Documents).

                  6.19 Acquisition. All conditions precedent to the consummation
                       -----------
of the Acquisition shall have been satisfied or waived, in each case to the reasonable satisfaction of the Company. Concurrent with the Closing, the Acquisition shall have been consummated.

                                   ARTICLE VII

                                CERTAIN COVENANTS

                             RELATING TO SECURITIES

                                 OF THE COMPANY

                  7.1 Restriction on Transfer. Following the Closing, while the
                      -----------------------
Shareholders Agreement is in effect, without the prior written consent of the Company, the Purchaser will not, directly or indirectly, sell or otherwise transfer any Exchange Shares or Warrants or New Securities (purchased by the Purchaser or a wholly owned Subsidiary designee thereof pursuant to Section 8.3) beneficially owned by the Purchaser or any of its Affiliates to any Person (other than the Company or a majority-owned Subsidiary of the Purchaser, which Subsidiary shall agree in writing to be subject to the restrictions on transfer set forth in this Article VIII), except that the Purchaser may at any time and from time to time (subject to Section 8.2) sell or otherwise transfer any or all such Exchange Shares, Warrants or New Securities pursuant to (a) a public offering registered under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise, or (b) a sale to a Person or Persons approved in writing by the Company prior to such sale in a private transaction or transactions exempt from the registration requirements of the Securities Act if, to the Knowledge of the Purchaser at the time of such sale, immediately following such transaction or transactions no acquiror of the Exchange Shares, Warrants or New Securities so sold would beneficially own Voting Securities representing more than ten percent (10%) of the voting power of all of the Company's Voting Securities then outstanding on a fully diluted basis. For purposes of this Agreement, "beneficial ownership" (or "beneficially owns" or "beneficially owned," as the context may require) shall have the meaning ascribed thereto in Rules 13d-3 and 13d-5 under the Exchange Act, and shall be determined without regard to the provisions of the Shareholders Agreement or the Existing Shareholders Agreement.

                  7.2  Company Right of First Offer.  (a)  Following the
                       ----------------------------
Closing, while the Shareholders Agreement is in effect, the Purchaser will not, directly or indirectly, sell or otherwise transfer any Exchange Shares, Warrants or New Securities (purchased by the Purchaser low
(the "Right of First Offer").

                  (b) In order to offer any Offered Securities as aforesaid, the Purchaser shall give the Company written notice (an "Offer Notice") of the proposed sale or transfer setting forth, in reasonable detail, the number or amount of Offered Securities proposed to be sold or transferred by the Purchaser, the proposed date of consummation of such sale or transfer (if known), the proposed sale price (including the amount of cash or other property or consideration to be received upon the consummation of the sale) (the "Proposed Sale Price"), any financing condition, any other material terms and conditions of the sale, and the identity of the proposed purchaser or transferee (if any) of the Offered Securities, to the extent determined or available.

                  (c) The Company shall then have the right and option, exercisable within twenty (20) Business Days after receipt of the Offer Notice (the "Notice Period"), to purchase or to have a wholly owned Subsidiary designee (for purposes of this Section 8.2, "designee") purchase all (and not less than all) of the Offered Securities at the Proposed Sale Price, and on the payment terms, specified in the Offer Notice (except that if the transaction described in the Offer Notice includes non-cash consideration, the Company may at its option purchase or have its designee purchase the Offered Securities for cash equal to the appraised or otherwise determined fair market value of such non-cash consideration, such appraisal to be done by a nationally recognized investment banking firm jointly selected and retained by the Company and the Purchaser, in which event the aforesaid Notice Period shall be extended for the period of time necessary to receive such appraisal, but in any event not to exceed an additional twenty (20) Business Days). The Company may exercise its Right of First Offer by delivering to the Purchaser notice of such exercise (an "Exercise Notice") within the Notice Period. Upon delivery of any Exercise Notice by the Company, the Company's obligation to purchase or to have its designee purchase the Offered Securities shall be irrevocable (subject to (i)the receipt of all necessary regulatory and other legal approvals and (ii) the correctness of the Purchaser's representation and warranty that it is the beneficial owner of such Offered Securities, free and clear of all Liens or Encumbrances (other than any Liens or Encumbrances created by the Company or its designee), and upon payment of the Proposed Sale Price will transfer good and marketable title to such Offered Securities to the Company or its designee, as the case may be, free and clear of all Liens or Encumbrances (other than any Liens or Encumbrances created by the Company or its designee)). The closing of the purchase and sale of the Offered Securities pursuant to such exercise shall occur on a date (not later than thirty (30) days or, if such purchase requires financing (and the Exercise Notice contains a financing condition) similar to that set forth in the Offer Notice, sixty (60) days after the date on which the Exercise Notice is given or such later date as is the earliest date on which the purchase may be completed in compliance with all applicable laws), and at a time and place provided for, in the Offer Notice (which is reasonably acceptable to the Company).

                  (d) If the Company declines to purchase or to have its designee purchase any Offered Securities or does not deliver an Exercise Notice to the Purchaser within the Notice Period (whichever is earlier, a "Non-Exercise"), the Purchaser shall be entitled (subject to the provisions of
Section 8.1 hereof), for a period of 180 calendar days after the date of such Non-Exercise (the "Third Party Sale Period"), to sell all or any part of the Offered Securities for a price (net of any underwriting discounts, sales commissions and financial advisory fees) not less than ninety percent (90%) of the Proposed Sale Price, in the case of a sale pursuant to a registered public offering, or ninety-five percent (95%) of the Proposed Sale Price, in the case of any other sale, and otherwise on terms substantially similar to (or, in the reasonable business judgment of the Purchaser, not substantially less favorable to the Purchaser than) those described in the Offer Notice; provided, however,
                                                            --------  -------
that any such sale of Offered Securities to a third party or third parties (or, in the case of an underwritten public offering, the underwriters) for a price less than the Proposed Sale Price shall be made at a price determined through arm's-length negotiations with such third party or parties or the underwriters, as the case may be, following the initial delivery of the Offer Notice to the Company; and provided, further, that after the Third Party Sale Period, to the
             --------  -------
extent the Offered Securities are not sold or transferred by the Purchaser to a third party, any subsequent sale or transfer of such Offered Securities shall again be subject to the Company's rights set forth in this Section 8.2. The Purchaser shall promptly notify the Company of the sale (including the final sale price) of any such Offered Securities to any third party during the Third Party Sale Period, certifying that such sale was made in accordance with the provisions of this
Section 8.2.

                  7.3 Purchaser Subscription Right. (a) Following the Closing,
                      ----------------------------
while the Shareholders Agreement is in effect, the Company will not, directly or indirectly, issue or sell any Voting Securities or any warrants, options, rights or other securities of any kind directly or indirectly convertible into or exercisable or exchangeable for any Voting Securities (other than Conversion Shares, Exchange Shares, Redemption Shares and Warrant Shares) (each a "New Security"), unless the Company first offers to issue or sell to the Purchaser up to that portion of the New Securities (subject to the minimum purchase requirement set forth in subsection (c) below) such that the Voting Securities beneficially owned by the Purchaser immediately after giving effect to the issuance and sale of such New Securities (and assuming for such purpose the exercise in full of the Subscription Right provided herein) represents the same percentage of the total voting power of all outstanding Voting Securities as the percentage thereof represented by the Voting Securities beneficially owned by the Purchaser immediately before such issuance and sale of New Securities, in each case determined on a fully diluted basis (the "Pro Rata Portion"). The Purchaser's right to acquire the Pro Rata Portion of any New Securities as provided in this Section 8.3 is sometimes referred to herein as the "Subscription Right."

                  (b) In order to offer any New Securities as aforesaid, the Company shall give the Purchaser written notice (a "New Issue Notice") of the proposed issuance or sale setting forth, in reasonable detail, the kind and number or amount of New Securities proposed to be issued or sold by the Company (including, as applicable, the voting power, preferences and relative participating, optional or other special rights thereof, the qualifications, limitations or restrictions applicable thereto and the interest or dividend rate and maturity or redemption terms thereof), the proposed date of consummation of such issuance or sale (if known), the proposed issuance or sale price (including, if known, the amount of cash or other property or consideration to be received upon the consummation of the sale) (the "Proposed Issue Price"), any related underwriting discounts, sales commissions and financial advisory fees, any financing condition, any other material terms and conditions of the issuance or sale, and the identity of the proposed purchaser or transferee or class of purchasers or transferees (if any) of the New Securities, to the extent determined or available.

                  (c) The Purchaser shall then have the right and option, exercisable within twenty (20) Business Days after receipt of the New Issue Notice (the "New Issue Notice Period"), to purchase or to have a wholly owned Subsidiary designee (for purposes of this Section 8.3, "designee") purchase up to the Pro Rata Portion of the New Securities (subject to the minimum purchase requirement se irm jointly selected and retained by the Company and the Purchaser, in which event the aforesaid New Issue Notice Period shall be extended for the period of time necessary to receive such appraisal, but in any event not to exceed an additional twenty (20) Business Days); provided, however, that the Proposed Issue Price for the New Securities acquired by the Purchaser or its designee, as the case may be, shall be reduced by the amount of any proposed underwriting discounts, sales commissions and financial advisory fees specified in the New Issue Notice to the extent not payable by the Company upon sale of the New Securities to the Purchaser (such reduction to be offset by any legal, accounting and other fees and expenses, in an amount not to exceed the amount of such reduction, incurred by the Company in connection with the sale of such New Securities over and above the amount of any such fees and expenses which would have been payable by the Company on the sale of such New Securities as proposed by the Company had the Purchaser not exercised its subscription right hereunder). The Purchaser may exercise its Subscription Right by delivering to the Company notice of such exercise (a "Subscription Notice") within the New Issue Notice Period. If the Purchaser wishes to purchase or have its designee purchase less than the full Pro Rata Portion of the New Securities, it shall specify the amount of New Securities it wishes to purchase in the Subscription Notice, but such purchase shall not be less than fifteen percent (15%) of the Pro Rata Portion of the New Securities. Upon delivery of any Subscription Notice by the Purchaser, the Purchaser's obligation to purchase or have its designee purchase the portion of the New Securities specified in such Subscription Notice shall be irrevocable (subject to (i) the receipt of all necessary regulatory and other legal approvals and (ii) the consummation of the issuance and sale of all New Securities proposed in the New Issue Notice to be issued or sold, in accordance with all applicable laws, and (iii) the correctness of the Company's representation and warranty that upon payment of the Proposed Issue Price for the New Securities acquired by the Purchaser or its designee, as the case may be, the Company will issue and transfer good and marketable title to such New Securities to the Purchaser or its designee, as the case may be, free and clear of all Liens or Encumbrances other than any Liens or Encumbrances created by the Purchaser or its designee). The closing of the purchase and sale of New Securities pursuant to such exercise shall occur on a date (not later than thirty (30) days or, if such purchase requires financing (and the Subscription Notice contains a financing condition) similar to that set forth in the New Issue Notice, sixty (60) days after the date on which the Subscription Notice is given or such later date as is the earliest date on which the issuance and sale of New Securities as described in the New Issue Notice may be completed in compliance with all applicable laws), and at a time and place provided for, in the New Issue Notice (which is reasonably acceptable to the Purchaser).

                  (d) If the Purchaser declines to purchase or to have its designee purchase any New Securities or does not deliver a Subscription Notice to the Company within the New Issue Notice Period (whichever is earlier, a "Non-Subscription"), or purchases less than the Pro Rata Portion of the New Securities, the Company shall be entitled, for a period of 180 calendar days after the date of such Non- Subscription or such purchase of less than the Pro Rata Portion of the New Securities (the "New Issue Period"), to issue and sell all or any part of the New Securities that the Purchaser did not elect to purchase for a price (net of any underwriting discounts, sales commissions and financial advisory fees) not less than ninety percent (90%) of the Proposed Issue Price, in the case of a sale pursuant to a registered public offering, or ninety-five percent (95%) of the Proposed Issue Price, in the case of any other sale, and otherwise on terms substantially similar to (or not substantially less favorable to the Company than) those described in the New Issue Notice; provided, however, that any such issuance or sale of New Securities to a third party or third parties (or, in the case of an underwritten public offering, the underwriters) for a price less than the Proposed Issue Price shall be made at a price determined through arm's-length negotiations with such third party or parties or the underwriters, as the case may be, following the initial delivery of the New Issue Notice to the Purchaser; and provided, further, that after the New Issue Period, to the extent the New Securities are not issued or sold by the Company, any subsequent issuance or sale of such New Securities shall again be subject to the Purchaser's rights set forth in this Section 8.3. The Company shall promptly notify the Purchaser of the issuance or sale (including the final issuance or sale price) of any such New Securities during the New Issue Period, certifying that such sale was made in accordance with the provisions of this Section 8.3.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  8.1 Survival. The representations and warranties of the
                      --------
parties contained in this Agreement, any Transaction Document, or in any Schedule hereto or thereto or any certificate delivered pursuant to Section 6.6 or Section 7.6 hereof, shall survive until the later of June 30, 1998 or ninety
(90) days after the delivery to the Purchaser of the audited consolidated financial statements of the Company and its Subsidiaries for the year ending December 31, 1997; provided, however, that (a) the representations and warranties set forth in Sections 3.25 (Employee Benefit Plans) and 3.31 (Exemption from Registration) shall expire upon expiration of all applicable statute of limitations periods, (b) the representations and warranties set forth in Section 3.29 (Tax Matters) with respect to a Tax shall survive the Closing and shall terminate and expire upon the lapse of the statute of limitations for the assessment of such Tax, provided, however, that the representations and warranties with respect to any Tax that is resolved pursuant to a refund, setoff, or mitigation proceeding shall survive the Closing and terminate sixty
(60) days after the final administrative or judicial determination thereof, (c) the representations and warranties set forth in Section 3.32 (Acquisition Representations) shall survive so long as, and to the same extent as, the representations, warranties, covenants and agreements referred to therein survive under the Acquisition Agreement, (d) the representations and warranties set forth in Sections 3.2 (Authorization, Validity and Enforceability) and 3.3 (No Conflicts), insofar as they relate to the Shareholders Agreement and/or the Registration Rights Agreement, shall survive for the period in which the Shareholders Agreement or the Registration Rights Agreement are in effect, and
(e) the representations and warranties set forth in Sections 3.5 (Capitalization), 3.6 (Title to Securities) and 3.7 (Subsidiaries) (excluding paragraph (b) thereof) shall survive forever. The covenants and agreements of the parties contained in this Agreement or the Shareholders Agreement which by their terms are required to be performed by any party hereto "on or prior to the Closing Date" shall remain in full force and effect until the second anniversary of the Closing Date, and all other covenants and agreements hereunder or thereunder shall remain in full force and effect in accordance with the terms hereof or thereof, as the case may be.

                  8.2 Indemnification. (a) The Company hereby agrees to
                      ---------------
indemnify, defend and hold harmless the Purchaser (and its directors, officers, Affiliates, successors and assigns) from and against any losses, Liabilities, damages, costs or expenses, including, without limitation, interest, penalties and reasonable fees and expenses of counsel (collectively, "Losses"), or other diminution in the value of the Secur


                                               Transaction Document.  In the
event that the parties are unable to agree upon the extent, if any, to which any such diminution in value of the Securities is indemnifiable hereunder or the amount of any such diminution in value, the parties hereto shall jointly select and retain a nationally recognized investment banking firm, which shall make such determination or determinations as soon as reasonably practicable; the decision of such investment banking firm shall be final and binding upon the parties hereto, which shall equally share the costs and expenses of such investment banking firm.

                  (b) The Purchaser hereby agrees to indemnify, defend and hold harmless the Company (and its directors, officers, Affiliates, successors and assigns) from and against any Losses based upon, arising out of or otherwise resulting from (i) subject to Section 5.9 hereof, any inaccuracy in any representation or breach of any warranty of the Purchaser contained in this Agreement or any other Transaction Document or in any Schedule hereto or thereto or certificate delivered pursuant to Section 7.6 hereof or (ii) the breach or nonfulfillment of any covenant, agreement or other obligation of the Purchaser under this Agreement or any other Transaction Document.

                  (c) Promptly after the receipt by any party hereto of notice of any third party claim or the commencement of any third party action, suit or proceeding subject to indemnification hereunder (a "Third Party Claim"), such party (the "Indemnified Party") will, if a claim in respect thereto is to be made against any party obligated to provide indemnification hereunder (the "Indemnifying Party"), give such Indemnifying Party written notice of such Third Party Claim; provided, however, that the failure to provide such notice will not relieve the Indemnifying Party of any of its obligations, or impair the right of the Indemnified Party to indemnification, pursuant to this Section 9.2 unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's opportunity to defend or compromise the Third Party Claim or such failure directly increases the amount of indemnification payments hereunder over and above the amount thereof which would otherwise have been payable had such notice been provided as aforesaid. If the Indemnified Party is not a litigant, participant or real party in interest in the Third Party Claim, such Third Party Claim shall be the sole responsibility of the Indemnifying Party which shall defend the same at its own expense and by its own counsel and shall have sole authority to compromise or settle the same. If the Indemnified Party is a litigant, participant or real party in interest in the Third Party Claim (an "Interested Third Party Claim"), the Indemnifying Party shall have the right, at its option, to defend at its own expense and by its own counsel such Interested Third Party Claim, provided that
(i) such counsel is reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party is kept reasonably informed of all developments, and is furnished with copies of all documents and papers, related thereto and is given the right to participate in the defense and investigation thereof as provided below, and (iii) such counsel proceeds with diligence and in good faith with respect thereto. If any Indemnifying Party shall undertake to defend any Interested Third Party Claim, it shall notify the Indemnified Party of its intention to do so promptly (and in any event no later than thirty (30) days) after receipt of notice of the Interested Third Party Claim, and the Indemnified Party agrees to cooperate in good faith with the Indemnifying Party and its counsel in the defense of such Interested Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in the defense and investigation of any such Interested Third Party Claim with its own counsel at its own expense, except that the Indemnifying Party shall bear the expense of one such separate counsel if (A) in the written opinion of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party, use of counsel of the Indemnifying Party's choice would be expected to give rise to a conflict of interest, (B) there are or may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (C) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of such Interested Third Party Claim is given to the Indemnifying Party or notice that the Indemnifying Party intends to assume the defense of the Interested Third Party Claim is given to the Indemnified Party or (D) the Indemnifying Party shall authorize the Indemnified Party in writing to employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party shall not settle any Interested Third Party Claim without the prior written consent of the

Indemnified Party, which shall not be unreasonably withheld (except that no such consent shall be required if such settlement complies with the last sentence of this paragraph); provided, however, that an Indemnified Party shall not be required to consent to any settlement involving the imposition of equitable remedies with respect to such Indemnified Party or its Affiliates. If, under the foregoing provisions, the Indemnified Party assumes control of the defense of any Interested Third Party Claim, the Indemnified Party shall not settle such Interested Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld; provided, however, that if an Indemnifying Party fails to consent to any such settlement proposed by such Indemnified Party, and the Indemnifying Party does not assume or reassume the defense of such Interested Third Party Claim and post a letter of credit in the amount of the proposed settlement within ten (10) Business Days or such earlier time that such offer to settle expires, then the Indemnified Party shall be entitled to settle such claim in good faith without the consent of the Indemnifying Party. Any settlement of an Interested Third Party Claim shall include as an unconditional and irrevocable term thereof a complete general release of the Indemnified Party from all liability in respect of such Interested Third Party Claim.

                  (d)  Notwithstanding anything herein to the
contrary:

                  (i) each party hereto shall only be entitled to indemnification under this Section 9.2 for Losses or diminutions in the value of the Securities to the extent such Losses or diminutions in value are asserted in writing (describing the facts and circumstances giving rise to such Losses or diminutions in value in reasonable detail, to the extent known to the asserting party) during the applicable survival periods set forth in Section 9.1, regardless of whether the subject matter of such Losses or diminution in value shall have occurred before or after the expiration of such survival periods;

                  (ii) except with respect to any breach of any representation or warranty of the Company set forth in the Sections referred to in
         Section 9.1(d), each of the parties hereto shall be entitled to indemnification under this Section 9.2 only if (A) the amount of Losses or, in the case of the Purchaser, diminutions in the value of the Securities with respect to any individual item exceeds $2,500, in which event such party shall be entitled to indemnification (subject to clause (B) immediately below) for the entire amount of such Losses or diminutions in value (including such $2,500 amount) and (B) the aggregate amount of all such Losses and, in the case of the Purchaser, diminutions in the value of the Securities suffered by such party (and its directors, officers, Affiliates, successors and assigns) exceeds $4,000,000, in which event such party shall be entitled to indemnification only for Losses and (in the case of the Purchaser) diminutions in value in excess of such amount;

                  (iii) for purposes of determining whether any Losses or or diminution and the amount of the indemnification payment that such party is entitled to receive with respect to such Losses or diminutions in value shall be determined on an after-Tax basis, after deducting therefrom any insurance proceeds received by the indemnified party with respect thereto;

                  (iv) in no event shall the liability of either party for indemnification under this Section 9.2 exceed the aggregate amount of the Purchase Price; and

                  (v) in no event shall either party hereto be liable for consequential damages pursuant to this Section 9.2.

                  (e) Except to the extent otherwise required by law, any indemnity payment made pursuant to this Section 9.2 or other payment made pursuant to this Agreement shall be treated by the parties and their Affiliates on their Tax Returns as an adjustment to the consideration being provided for the Securities hereunder.

                  (f) Each of the parties hereto acknowledges and agrees that, except as set forth in Section 11.2 and the equitable remedies pursuant to
Section 11.3, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (except fraud) shall be pursuant to the indemnification provisions set forth in this Agreement and the other Transaction Documents. In furtherance of the foregoing, each of the parties hereto waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the other party hereto arising under or based upon any Federal, state or local statute, law, ordinance, rule or regulation, other than all rights, claims and causes of action arising under the indemnification provisions of this Agreement and the other Transaction Documents or under Section 11.2 or the equitable remedies pursuant to Section
11.3 hereof or involving fraud.

                                   ARTICLE IX

                                   TERMINATION

                  9.1  Termination of Agreement.  This Agreement may be
                       ------------------------
terminated prior to the Closing:

                  (a) by either party hereto, upon written notice to the other if, without fault of the terminating party, the Closing shall not have occurred on or before September 30, 1996; or

                  (b) by either party hereto, upon written notice to the other, if the Acquisition Agreement is terminated or any party thereto becomes unable to consummate the Acquisition in accordance with the terms thereof (in each case without any breach or default by the party so terminating this Agreement); or

                  (c) by either party hereto, upon written notice to the other, if there has been a material breach or default of any covenant or agreement hereunder or under the Shareholders Agreement on the part of such other party or, in the case of the Shareholders Agreement, any other party thereto, which breach or default is not curable or, if curable, is not cured within fifteen (15) Business Days after such party becomes aware of the breach or default; or

                  (d) at any time by mutual agreement in writing of the parties hereto.

                  9.2 Effect of Termination. In the event of the termination of
                      ---------------------
this Agreement pursuant to Section 10.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of Section 5.2(c) (Confidentiality), Section 5.6 (Public Announcements), Article XI (Miscellaneous), this Section 10.2 and, solely for purposes of the next sentence, Section 5.9 (Supplements to Schedules) and
Section 9.2 (Indemnification) shall survive any such termination. Except as expressly provided in Section 5.9, nothing herein shall relieve any party from liability for any breach of any of its representations, warranties, covenants or agreements contained in this Agreement prior to termination of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 Notices. Any notices and other communications required to
                       -------
be given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand (against written receipt) or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one of the other means specified in this Section
11.1 as promptly as practicable thereafter). Notices are to be addressed as follows:

                  (a)  If to the Company to:

                       Folksamerica Group
                       One Liberty Plaza
                       Nineteenth Floor
                       New York, New York 10006
                       Attention:  President
                       Telecopy No.:  (212) 385-3678

                       with a copy to:

                       Morgan, Lewis & Bockius LLP
                       101 Park Avenue
                       New York, New York 10178-0060
                       Attention:  F. Sedgwick Browne, Esq.
                       Telecopy No.:  (212) 309-6273

                  (b)  If to the Purchaser to:

                       Fund American Enterprises Holdings, Inc.
                       80 South Main Street
                       Hanover, New Hampshire 03755
                       Attention:  Chief Financial Officer
                       Telecopy No.:  (603) 643-1567
                       with a copy to:

                       Dewey Ballantine
                       1301 Avenue of the Americas
                       New York, NY 10019
                       Attention:  William W. Rosenblatt, Esq.
                       Telecopy No.:  (212) 259-6333

or to such other respective addresses as any of the parties hereto shall designate to the others by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

                  10.2 Fees and Expenses. Except as provided herein, each of the
                       -----------------
parties hereto shall pay its own respective fees and expenses (including, without limitation, the fees and disbursements of any attorneys, accountants, investment bankers, consultants or other Representatives) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated. In the event that (i) this Agreement is terminated pursuant to Section 10.1 or the Closing shall not have occurred (other than due to the breach or default of the Purchaser of any of its representations, warranties, covenants and agreements hereunder) and (ii) the Acquisition is consummated or the Company otherwise acquires "control" (as such term is defined in the definition of "Affiliate" herein) or any substantial portion of the business of Christiania General (whether through one or more of the means described in the definition of "Alternative Transaction" herein or otherwise) at any time within two (2) years after such termination of failure to close, the Company shall immediately pay the Purchaser a termination fee of $1,000,000 and reimburse the Purchaser for all of the Purchaser's actual out-of-pocket costs and expenses (including, without limitation, all fees and disbursements of attorneys, accountants, investment bankers, consultants or other Representatives) incurred in connection with this Agreement and the transactions contemplated here


                                                        y damages.  It is
accordingly agreed that in such case (iii) each defaulting party hereto will waive, in any action, suit or proceeding for specific performance or other relief referred to in this paragraph, the defense of adequacy of money damages or a remedy at law, and (ii) subject to Section 9.2(f), the other non-defaulting party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity or otherwise, to compel specific performance of this Agreement or to obtain a temporary restraining order, preliminary and permanent injunction or other equitable relief or remedy, in any action, suit or proceeding instituted in any state or federal court.

                  10.3 Entire Agreement; Waivers and Amendments. This Agreement
                       ----------------------------------------
(including the Exhibits and Schedules hereto and the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by both parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

                  10.4 Assignment; Binding Effect. This Agreement may not be
                       --------------------------
assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other party hereto, except that the Purchaser shall have the right at any time, without such consent, to assign its right hereunder to purchase any or all of the Securities to any wholly owned Subsidiary of the Purchaser (in which event, the Purchaser shall irrevocably and unconditionally guarantee the performance by such Subsidiary of the Purchaser's obligation hereunder to purchase such Securities, and such Subsidiary shall become a party to the Shareholders Agreement and the provisions of Article VIII of this Agreement and the Purchaser shall so guarantee the performance by such Subsidiary of its obligations under the Shareholders Agreement and under Article
VIII). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  10.5 Severability. In the event that any provision of this
                       ------------
Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party). Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  10.6  No Third Party Beneficiaries.  This Agreement is for
                        ----------------------------
the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder.

                  10.7 Governing Law. This Agreement shall be governed by and
                       -------------
construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                  10.8 Interpretation. This Agreement is the result of
                       --------------
arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

                  10.9 Captions. The Article and Section Headings in this
                       --------
Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

                  10.10 Counterparts. This Agreement may be executed in
                        ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

                                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.


                                    By:/s/ Allan L. Waters
                                       --------------------------------------
                                       Name:  Allan L. Waters
                                       Title: Senior Vice President and
                                                Chief Financial Officer

                                    FOLKSAMERICA HOLDING COMPANY, INC.


                                    By:/s/ Steven E. Fass
                                       --------------------------------------
                                       Name:  Steven E. Fass
                                       Title: President and Chief
                                                Executive Officer